UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3 TO

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

INNOVATIVE MICRO TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INNOVATIVE MICRO TECHNOLOGY, INC.
75 ROBIN HILL ROAD
GOLETA, CALIFORNIA 93117
(805) 681-2800

This Information Statement is being furnished to you, as a record holder of common stock, par value $0.0001 (“Common Stock”), Series A redeemable preferred stock (“Series A Preferred”) and Series A-1 convertible preferred stock (“Series A-1 Preferred”, and together with the Series A Preferred, the “Preferred Stock”), of Innovative Micro Technology, Inc., a Delaware corporation (the “Company” or “we”), on July 24, 2006, to inform you of (i) the approval on June 13, 2006 of resolutions by our Board of Directors (the “Board”) proposing amendments to our  Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our Common Stock followed immediately by a forward stock split of our Common Stock (the “Reverse/Forward Stock Split”) and (ii) our receipt of written consents dated July 24, 2006, approving such amendments by stockholders entitled to vote on the matter as of July 24, 2006 (the “Record Date”). As of the Record Date, there were 6,950,013 shares of Common Stock, 1,000,000 shares of Series A Preferred and 1,000,000 shares of Series A-1 Preferred issued and outstanding. A majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock, Series A Preferred and Series A-1 Preferred, respectively, was required to approve the Reverse/Forward Stock Split. Stockholders holding 1,000,000 shares of our issued and outstanding Series A-1 Preferred, voting on an as-converted basis, as a single class with our Common Stock, and 1,569,500 shares of our issued and outstanding Common Stock, or 57% of the total Common Stock class vote, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment. In addition, stockholders holding 1,000,000 shares of our issued and outstanding Series A Preferred, or 100% of such series, and stockholders holding 1,000,000 shares of our issued and outstanding Series A-1 Preferred, or 100% of such series, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment. The resolutions adopted by the Board and the written consents of the stockholders give us the authority to file Certificates of Amendment to the Certificate of Incorporation (the “Certificates of Amendment”). The Certificates of Amendment shall be filed with the Secretary of State of the State of Delaware on or after the expiration of 20 calendar days following the date this Information Statement is first mailed to our stockholders and will become effective immediately thereafter (the “Effective Date”). As a result of the Reverse/Forward Stock Split, as described in more detail below, stockholders owning fewer than 1,000 shares of our Common Stock will be paid consideration of $2.15 per share for all shares owned and will no longer be stockholders in the Company, and the holdings of all other stockholders will remain unchanged. The Reverse/Forward Stock Split was approved by the Board upon the recommendation of a duly appointed special committee of the Board comprised entirely of independent directors (the “Special Committee”) formed to evaluate the feasibility and fairness from a financial point of view to the unaffiliated stockholders of the Company of a going private transaction and to recommend a price to effect that transaction that is fair to those stockholders.

Although the Reverse/Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company and its stockholders. This could occur because stockholders may purchase, sell or otherwise transfer shares of our Common Stock after the date of the mailing of this Information Statement, and the possible number of stockholders who would receive cash payments in connection with the Reverse/Forward Stock Split and the number of shares which we would purchase from such stockholders may fluctuate between the date of the mailing of this Information Statement and the date immediately preceding the Effective Date.

The intended effect of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300 so that we will be eligible to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Reverse/Forward Stock Split has the intended effect, we intend to immediately file a Certificate and Notice of Termination of Registration under Section 12(g) of the Exchange Act on Form 15 to terminate the registration of our Common Stock. Upon filing the Form 15, our obligation to file periodic reports with the Securities and Exchange Commission (the “Commission”) such as Forms 10-QSB, 10-KSB and 8-K will be immediately suspended and we will no longer be subject to the Commission’s proxy rules. However, we will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. Deregistration of our Common Stock will be effective 90 days after the filing of the Form 15.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is dated November 16, 2006 and is first being mailed to our stockholders on or about November 22, 2006.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION (i) HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION; (ii) PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR (iii) PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All necessary corporate approvals in connection with the Reverse/Forward Stock Split have been obtained. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the Delaware General Corporation Law, solely for the purpose of informing stockholders of the Reverse/Forward Stock Split before it takes effect.

This Information Statement shall serve as notice to our stockholders who did not consent to action of our stockholders taken without a meeting, pursuant to Section 228(e) of the Delaware General Corporation Law.

The Reverse/Forward Stock Split is comprised first of a reverse stock split (the “Reverse Split”) pursuant to which each 1,000 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately thereafter by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 1,000 shares of Common Stock. Interests in fractional shares owned by stockholders owning fewer than 1,000 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted solely into the right to receive a cash payment of $2.15 per share owned by such stockholders prior to the Reverse Split. However, if a registered stockholder holds 1,000 or more shares of Common Stock in his or her account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

On July 28, 2006, the Company filed a Current Report on Form 8 K with the Commission disclosing that a majority of the Company’s stockholders had approved a Reverse Split ratio of 1 for 1,000 and a Forward Split ratio of 1,000 for 1. The determination of the 1 for 1,000 Reverse Split ratio was based on the Company’s intention to reduce the number of record stockholders remaining after the Reverse Split to fewer than 300 so that the Company could terminate the registration of its Common Stock with the Commission. The resulting estimated cost to cash out these shares was determined to be reasonable in light of the expected benefits from the Reverse/Forward Stock Split.

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 1,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name by December 5, 2006 to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 1,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account by December 5, 2006 may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 1,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by December 5, 2006 to U.S. Stock Transfer Corporation, our exchange agent (the “Exchange Agent”).

As soon as practicable after the Effective Date, we will send all stockholders with stock certificates representing the right to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s stock. Stockholders should allow for approximately five business days after mailing for the Exchange Agent to receive the letter of transmittal and accompanying stock certificate. The Exchange Agent will send a check for such stockholder’s stock within approximately five business days of receiving such letter of transmittal and accompanying stock certificate. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan” and similar expressions identify forward-looking statements, which speak only as of the date of this Information Statement. The Information Statement also contains projections under “Fairness of the Reverse/Forward Stock Split to Stockholders—Opinion of Imperial Capital.”  These projections are not a guarantee of performance. They involve risks, uncertainties and assumptions. We cannot assure you that the projections will be realized or that the Company’s future financial results will not materially vary from the projections. We do not intend to update or revise the projections. These projections are also forward-looking statements. These projections and other forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. Some of these risks and uncertainties include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended October 1, 2005 and our other documents filed with the Commission. For these reasons, you should not place undue reliance on any forward-looking statements included in this Information Statement. The Company does not assume any obligation to update or correct forward-looking statement to reflect subsequent events or actual results.

INTRODUCTION

The Company

Innovative Micro Technology, Inc.’s principal executive office is located at 75 Robin Hill Road, Goleta, California 93117 and its telephone number is (805) 681-2800.

Management

Directors and Officers

The following table sets forth the names and ages of all our directors and executive officers. Also provided is a brief description of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name of Individual	Age	Position with Company
Dr. John Foster	48	Chairman of the Board and Chief Executive Officer
Mr. Scott Avila	46	Director
Dr. Malcolm Currie	79	Director
Dr. Calvin Quate	83	Director
Mr. Eric M. Sigler	38	Director
Mr. Jose F. Suarez	37	Director
Mr. Barry Waite	58	Director
Dr. Jill Wittels	57	Director
Mr. Peter T. Altavilla	53	Chief Financial Officer, Controller and Secretary

Dr. John Foster became a director in November 2001. He was retained by the Company as an employee in 1993 and was appointed Chief Executive Officer in November 2001. Dr. Foster was an executive officer of the Company’s  predecessor, Applied Magnetics Corporation, when it filed for bankruptcy protection in January 2000. He served in a number of management positions for Applied Magnetics Corporation, including Managing Director of Operations in Penang, Malaysia and Vice President of Worldwide Operations. Dr. Foster has over 17 years of experience in technology and operations management.

Mr. Scott Avila became a director in November 2001. He has served as a managing partner of Corporate Revitalization Partners, LLC, a consulting firm specializing in restructurings, since August 2003. Mr. Avila specializes in developing and implementing corporate restructuring plans and providing interim management to operationally and financially distressed organizations.

Dr. Malcolm Currie became a director in November 2001. He has served as Vice-Chairman of Currie Technologies Inc., a manufacturer of electric transportation vehicles since November 2004 and he has served as Chairman and Chief Financial Officer of Real Spirit USA, a designer and distributor of air purification systems, since June 2005. He currently serves on the boards of the following public companies: LSI Logic Corporation, where he serves as Chairman of the Audit Committee and as a member of the Compensation Committee; Inamed Corporation, where he serves as Chairman of the Audit Committee; Enova Systems, Inc., where he serves as a member of the Compensation Committee; and Regal One Corporation. He previously served as Chairman and Chief Executive Officer of Hughes Electronics Corporation and Chief Executive Officer of Delco Electronics Corporation. He previously served on the boards of Investment Company of America and UNOCAL Petroleum Corporation. He has served as Under Secretary of Defense for the United States. He presently serves on the Board of Trustees for the University of Southern California, where he previously served as Chairman.

Dr. Calvin Quate became a director in November 2001. He has served as a professor of Applied Physics and Electrical Engineering at Stanford University since September 1961. He is Emeritus Professor of Engineering at Stanford University. He is a member of the Scientific Advisory Board at Zyomyx, Inc., a developer of protein biochips, and at Affymetrix, a developer of the Genechip (a microarray DNA analysis). In 1995, he received the Scientist of the Year award from R&D Magazine, and in 1992 he received the National Medal of Science.

Mr. Eric M. Sigler became a director in January 2005. He currently serves as a Director of BA Venture Partners, a venture capital partnership, in which he has held a variety of positions since March 2000. Prior to joining BA Venture Partners, he was a strategy consultant with Mercer Management Consulting. Mr. Sigler has also held management roles at Calimetrics, a private semiconductor company, Dataquest, a technology market research firm, and Eastern Research Group, an economic consultancy.

Mr. Jose F. Suarez became a director in January 2005. He currently serves as a Vice President with Investor Growth Capital, Inc. (“IGC”), a wholly-owned subsidiary of Investor AB, and a venture capital firm focusing on information technology and healthcare investments. He joined Investor AB’s Asian operations in 1997 and is now based in IGC’s Palo Alto, CA office, where he focuses on investments in the semiconductor, capital equipment, and out-sourcing sectors. He currently serves as a director on the board of two private companies: Millennium Microtech Holding Corporation, a provider of sub-contract semiconductor assembly and test services to IDMs and fabless semiconductor companies in Thailand and Peoples Republic of China, and eSilicon Corporation, a designer and manufacturer of custom integrated circuits.

Mr. Barry Waite became a director in January 2005. He has served as a senior advisor with IGC since January 2004. He has more than 30 years of experience in the semiconductor industry, ranging from wafer fabrication and marketing to international partnerships and business alliances. He began his career in 1970 at Texas Instruments Inc. and joined Motorola Inc. in 1982. Mr. Waite retired from the position of president and chief executive officer of Chartered Semiconductor in April 2002. He holds board seats at Kulicke and Sofa Industries, a publicly traded manufacturer of test equipment for semiconductor devices, and Zetex Semiconductor, a privately held manufacturer of discrete and integrated analog semiconductor devices.

Dr. Jill Wittels became a director in October 2002. Since 2000, she has held the position of Corporate Vice President of Business Development for L-3 Communications Corporation, a public company. From 1997 through 2000, she served as the Vice President and General Manager of Infrared Imaging Systems, Inc., a division of BAE Systems, formerly Lockheed Martin. She has 25 years of experience in business and technology management in the defense electronics industry. Dr. Wittels was appointed to the Board of Directors pursuant to an agreement between L-3 and the Company that in consideration of L-3’s investment in the Company, L-3 would have the right to designate one member of the Board of Directors.

Mr. Peter T. Altavilla has been employed by the Company since 1987. He served as Assistant Controller until August 1994, when he was appointed to the position of Corporate Controller. Mr. Altavilla was appointed Secretary in February 1996. He was appointed as Chief Financial Officer in November 2001. Mr. Altavilla was an executive officer of the Company’s predecessor, Applied Magnetics Corporation, when it filed for bankruptcy protection in January 2000.

No person set forth above (i) was convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors); or (ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibition activities subject to, federal or state securities laws.

Each of the persons set forth above is a citizen of the United States.

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

The following is a summary of the material terms of the proposed Certificates of Amendment, the Reverse/Forward Stock Split and the other transactions contemplated in connection with the Reverse/Forward Stock Split.

This Information Statement contains a detailed description of the terms of the proposed Certificates of Amendment and the Reverse/Forward Stock Split. We encourage you to read the entire Information Statement and each of the documents that we have attached as an Annex to this Information Statement carefully.

•       The Board, including all of the non-employee directors, has authorized, and the Company’s stockholders have approved, a 1-for-1,000 Reverse Split of our Common Stock, followed immediately thereafter by a 1,000-for-1 Forward Split of our Common Stock. See also the information under the captions “Structure of the Reverse/Forward Stock Split,” and “Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Information Statement.

•       The Board, including all of the non-employee directors, has determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the caption “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

•       A majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock, Series A Preferred and Series A-1 Preferred, respectively, was required to approve the Reverse/Forward Stock Split. Stockholders holding 1,000,000 shares of our issued and outstanding Series A-1 Preferred, voting on an as-converted basis, as a single class with our Common Stock and 1,569,500 shares of our issued and outstanding Common Stock, or 57% of the total Common Stock class vote, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment. In addition, stockholders holding 1,000,000 shares of our issued and outstanding Series A Preferred, or 100% of such series, and stockholders holding 1,000,000 shares of our issued and outstanding Series A-1 Preferred, or 100% of such series, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment.

•       When the Reverse/Forward Stock Split becomes effective, if you hold at least 1,000 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not be entitled to receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Information Statement.

•       When the Reverse/Forward Stock Split becomes effective, if you hold fewer than 1,000 shares of Common Stock, you will receive a cash payment of $2.15 per pre-split share. As soon as practicable after the Effective Date, you will be notified and asked to surrender your stock certificates to the Exchange Agent. You should allow for approximately five business days after mailing for the Exchange Agent to receive the stock certificates surrendered. Upon receipt of a properly completed letter of transmittal and your stock certificates by the Exchange Agent, you will receive your cash payment within approximately five business days. See also the information under the caption “Description of the Reverse/Forward Stock Split—Exchange of Certificates for Cash Payment or Shares” in this Information Statement.

•       The Reverse/Forward Stock Split will not affect the outstanding stock options, whether exercisable or unexercisable, granted under our option plans and holders of options will, following the Reverse/Forward Stock Split, continue to hold options for the same number of shares of Common Stock at the same exercise prices and other option terms. See also the information under the caption “Special Factors—Effect of the Reverse/Forward Stock Split on Option Holders” in this Information Statement.

•       The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a public reporting company. See also the information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split, “Special Factors—Financial Effect of the Reverse/Forward Stock Split” and “Conduct of the Company’s Business After the Reverse/Forward Stock Split” in this Information Statement.

•       When the Reverse/Forward Stock Split becomes effective, we intend to terminate the registration of our Common Stock with the Commission. Upon termination of our registration, we will no longer file periodic reports with the Commission, including, among other things, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and we will not be subject to the Commission’s proxy rules. See also the information under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” and “Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Information Statement.

•       The Special Committee retained the services of Imperial Capital, LLC (“Imperial Capital”) to render an opinion as to the fairness from a financial point of view of the consideration to be paid to the holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. See also the information under the caption “Fairness of the Reverse/Forward Stock Split to Stockholders—Fairness Opinion” in this Information Statement.

•       The full text of the written opinion of Imperial Capital, which sets forth assumptions made, procedures followed, matters considered and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached to this Information Statement as Annex B. For a detailed description of Imperial Capital’s opinion, see the information under the caption “Fairness of the Reverse/Forward Stock Split to Stockholders—Opinion of Imperial Capital” in this Information Statement. Stockholders are urged to, and should, read the opinion carefully and in its entirety.

•       For those stockholders who receive a cash payment in the Reverse/Forward Stock Split, your receipt of cash will be a taxable transaction for United States federal income tax purposes and may be such for state, local, foreign and other tax purposes as well. For those stockholders that retain Common Stock immediately following the Reverse/Forward Stock Split, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption “Special Factors—Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Information Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

•       You are not entitled to appraisal rights under either our governance documents or the Delaware General Corporation Law. See also the information under the caption “Description of the Reverse/Forward Stock Split—Appraisal Rights” in this Information Statement.

•       We currently have the financial resources to complete the Reverse/Forward Stock Split. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse/Forward Stock Split that are not addressed in the “Summary of Terms of Reverse/Forward Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement, including our financial statements and the Annexes hereto.

Q:   What are some of the advantages of the Reverse/Forward Stock Split?

A:             Our Board believes that the Reverse/Forward Stock Split may have, among others, the following advantages:

•       we will terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a public company, with tangible cost savings of an estimated $125,000 before taxes annually, based on our historical costs. In addition, as a result of the enactment of the Sarbanes-Oxley Act (the “Sarbanes-Oxley Act”) signed on June 30, 2002, the costs of being a public company have increased, and are expected to continue to increase significantly. We estimate one-time cost savings of at least $400,000 and future annual cost savings of approximately $275,000 because we would not incur external auditor fees, consulting and legal fees, in preparation for Section 404 of the Sarbanes-Oxley Act and other expenses for compliance, planning, documentation and testing, in preparation for the internal controls audit requirements imposed by Section 404, or the retention of additional personnel to handle the increased obligations of Section 404;

•       we will be able to eliminate the expense of approximately $6,000 per annum associated with maintaining stockholder accounts for numerous stockholders with small accounts;

•       small stockholders will not be obligated to pay any commissions in connection with the Reverse/Forward Stock Split, however if you hold your shares through a nominee your nominee may charge you a fee;

•       we believe we will be able to achieve overhead reductions associated with the Reverse/Forward Stock Split without negatively affecting our business operations. Since we will no longer have to comply with the public reporting and other requirements of the Exchange Act and the Sarbanes-Oxley Act we will no longer need to incur certain expenses relating to printing and mailing stockholder documents, EDGAR filing fees and personnel time required to comply with the Exchange Act and the Sarbanes-Oxley Act. In addition, we estimate that we will be able to achieve future annual cost savings of an estimated $225,000 which we would have had to incur to retain additional personnel to handle the increased obligations due to Section 404 of the Sarbanes-Oxley Act;

•       we will be able to provide complete liquidity for the relatively large number of unaffiliated record stockholders holding fewer than 1,000 shares where there has been extremely limited or no liquidity available through the public market, and will be able to do so through a transaction in which such unaffiliated stockholders generally may be eligible to receive capital gains tax treatment for their proceeds; and

•       we may benefit from not having to reveal detailed financial and operational information to the public and our competitors.

See also information under the caption “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Q:   What are some of the disadvantages of the Reverse/Forward Stock Split?

A:             Our Board believes that the Reverse/Forward Stock Split may have, among others, the following disadvantages:

•       stockholders owning fewer than 1,000 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, such stockholders will be cashed out, will no longer be stockholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

•       stockholders holding our Common Stock following the Reverse/Forward Stock Split will no longer have readily available to them all of the legally mandated information regarding our operations and financial results that is currently available in our filings with the Commission;

•       it will be more difficult for us to access the public capital markets;

•       the termination of our Exchange Act registration will make many of the provisions of the Exchange Act, such as certain short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13, no longer applicable;

•       the Sarbanes-Oxley Act which imposed many additional rules and regulations on public companies that were designed to protect investors will no longer apply to us; and

•       stockholders will no longer have certain other rights and protections that the federal securities laws give to stockholders of public companies.

See also information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split,” “Special Factors—Financial Effect of the Reverse/Forward Stock Split” and “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

Q:   We emerged from bankruptcy as a public reporting company in 2001. What are some of the reasons for going private now?

A:             Our Board believes that any material benefit from our public company status is outweighed by the significant and increasing costs of being a public company. In addition to the related direct financial burden from being a public company, the lack of an active trading market in our Common Stock has limited liquidity for our stockholders, has limited our ability to use our stock as currency for acquisitions or other transactions and has limited our ability to access the public capital markets. In addition, the lack of a trading market has limited our ability to provide stock options as a meaningful incentive for our key employees. We will be required to comply with the internal controls audit requirement beginning in our fiscal year ending October 1, 2008. We must begin preparing to comply with Section 404 in the near future and our expenses related to Section 404 compliance will begin at that time. We avoid these expenses by going private now.

See also information under the caption “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

Q:   What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?

A:             The Board considered several factors in approving the Reverse/Forward Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors—Strategic Alternatives Considered, “Special Factors—Background of the Reverse/Forward Stock

Split” and “Special Factors—Effects of the Reverse/Forward Stock Split” in this Information Statement. The Board also considered numerous other factors, including:

•       the financial presentations and analyses of management, the Special Committee and Imperial Capital regarding the Reverse/Forward Stock Split, including Imperial Capital’s valuation of the Company and determination of the range of fair prices per pre-split share;

•       the Board’s discussions and conclusions about the fairness of the price of $2.15 per pre-split share to be paid following the Reverse/Forward Stock Split to our stockholders owning fewer than 1,000 shares of our Common Stock;

•       the recommendation of the Special Committee to the Board regarding the fairness of the Reverse/Forward Split to our stockholders;

•       the opinion of Imperial Capital to the effect that, as of June 8, 2006 (the date of the opinion), consideration of between $2.08 and $2.74 per pre-split share is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company;

•       the projected tangible and intangible cost savings to us by terminating our status as a public company; and

•       the fact that there is no, and since 2001 there has not been any, active public trading market for our Common Stock.

See also information under the captions “Fairness of the Reverse/Forward Stock Split—Opinion of Imperial Capital” and “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement.

Q:   What are the interests of directors and executive officers in the Reverse/Forward Stock Split?

A:             As a result of the Reverse/Forward Stock Split, we believe that our directors and executive officers, collectively, will increase their direct beneficial ownership of our Common Stock from approximately 4.4% to 4.5%. The number of shares held by our directors and officers will remain substantially unchanged as a result of the Reverse/Forward Stock Split.

See also information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split” and “Special Factors—Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders” in this Information Statement.

Q:   What is the total cost of the Reverse/Forward Stock Split to the Company?

A:             We estimate that we will pay up to approximately $283,000 to cash out fractional shares. In addition, we anticipate incurring approximately $250,000 in advisory, legal, financial, accounting, printing and other fees and costs in connection with the Reverse/Forward Stock Split.

See also information under the captions “Special Factors—Effects of the Reverse/Forward Stock Split,” “Special Factors—Financial Effect of the Reverse/Forward Stock Split” and “Costs of the Reverse/Forward Stock Split” in this Information Statement.

Q:             At what prices has our stock traded recently?

A:             There has not been an active public trading market for our Common Stock since we emerged from bankruptcy in November 2001. On July 12, 2006 we were informed that our Common Stock had become quoted on the Pink Sheets LLC by a market maker under the symbol IVTM. As of the date of this Information Statement, the Pink Sheets website (www.pinksheets.com) indicates some limited trading activity. See “Financial Statements—Price Range of Common Stock; Dividends; Trading Volume.”

SPECIAL FACTORS

Reasons for and Purposes of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure, compliance and reporting requirements under the Exchange Act, to decrease the management resources deployed to comply with the federal securities laws and to decrease the administrative expense we incur in servicing a large number of record stockholders who own relatively small numbers of our shares.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the significant and increasing cost. The Company’s historical costs associated with being a public company are approximately $125,000 annually, before taxes. We expect these costs to increase since we will be required to comply with Section 404 of the Sarbanes-Oxley Act beginning in our fiscal year ending October 1, 2008. We estimate one-time expenses of at least $400,000 and future annual expenses of approximately $275,000 relating to compliance with Section 404. We believe we have been unable to provide increased value to our stockholders as a public company, and particularly as a result of the increased cost and tangible and intangible burdens associated with being a public company following the passage of the Sarbanes-Oxley Act, we do not believe that continuing our public company status is in the best interest of the Company or our stockholders. The corporate governance, reporting, internal control documentation and attestation procedures, and disclosure compliance obligations required by the Sarbanes-Oxley Act are disproportionately more burdensome to us based on our size, financial resources, human capital, cost of remaining a public company, small number and percentage of shares that are held by the public, absence of sustained interest from public investors and securities research analysts and inability to access the capital markets, compared to a larger public company. The expenses involved for compliance with the Sarbanes-Oxley Act are a disproportionately larger percentage of our revenues compared to that of a larger public company. Compliance under the Sarbanes-Oxley Act means significant increases in annual accounting, legal and insurance costs simply for being a reporting company and significantly effects the time management can devote to operating our business.

The Board believes that the significant tangible and intangible costs of our being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The lack of an active trading market for our Common Stock has limited our ability to use our securities as acquisition currency or to attract and retain employees. In addition, the lack of an active trading market for our Common Stock has also impaired our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding public company stock. There has not been an active trading market for our shares since we emerged from bankruptcy in November 2001, which has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. Due to these reasons we did not pursue the option of listing our securities on a national securities exchange. On July 12, 2006 we were informed that our Common Stock had become quoted on the Pink Sheets LLC by a market maker under the symbol IVTM. As of the date of this

Information Statement, the Pink Sheets website (www.pinksheets.com) indicates some limited trading activity. See “Financial Statements—Price Range of Common Stock; Dividends; Trading Volume.” The Board believes that it is unlikely that an active trading market for our Common Stock will occur in the foreseeable future.

Our status as a public company has not only failed to benefit our stockholders materially, but also, in the Board’s view, places an unnecessary financial, management and competitive burden on us. That burden has only risen in recent years, since the enactment of the Sarbanes-Oxley Act. As a public company, we incur direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the public company requirements, we incur an estimated $125,000 annually before taxes in related expenses, based on our historical costs, and an estimated $275,000 of future annual expenses for compliance with Section 404 as follows:

Estimated Future Annual Savings to be Realized if the Company Goes Private

Historical Costs:
Audit Fees	$85,000
Stockholder Expenses	15,000
Legal Fees	25,000
Total Historical Costs	$125,000
Additional Expected Annual Costs:
Section 404 Audit Fees	$25,000
New Personnel Fees	225,000
Additional Consulting and Legal Fees	25,000
Total Additional Costs	$275,000
Total Expected Estimated Annual Cost Savings	$400,000

The dollar amounts set forth above are only estimates. The actual savings that we may realize may be higher or lower than the estimates set forth above. In light of our current size, opportunities and resources, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in our best interests and the best interests of our stockholders to eliminate the administrative, financial and additional accounting burdens associated with being a public company.

The substantial costs and burdens imposed on us as a result of being public have significantly increased since the passage of the Sarbanes-Oxley Act and the implementation of the regulatory reforms adopted by the Commission. The overall management time expended on the preparation and review of our public filings has increased substantially in order for our Chief Executive Officer and Chief Financial Officer to certify the financial statements in each of our public filings as required under the Sarbanes-Oxley Act. Since we have relatively few management personnel, these indirect costs are significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Stock Split is effected and we cease filing periodic reports with the Commission, the time currently devoted by management to our public company reporting and compliance obligations could be devoted to other purposes, such as operational and strategic projects to promote and improve our business and the interests of our stockholders.

In addition, beginning in our fiscal year ending October 1, 2008, as a public company we would need to comply with the requirements of Section 404 of the Sarbanes-Oxley Act. Under Section 404, we would be required to include a report of management of the Company’s internal control over financial reporting and an attestation report of the Company’s independent registered public accounting firm on management’s assessment of the Company’s internal control over financial reporting. Our auditor estimates that adding Section 404 attestation procedures to the annual audit process would cause our annual audit costs to increase approximately $25,000 per year. We also expect that we would incur an additional expense of approximately $25,000 per year in consulting and legal fees due to issues relating to Section 404. We would also incur additional expenses of approximately $225,000 annually, to retain additional personnel to handle the increased obligations as a result of Section 404. We also estimate that we will have to incur a one-time expense of approximately $150,000 to $400,000 for documentation and implementation of internal systems relating to preparation for compliance with Section 404, an additional one-time expense of approximately $200,000 to $300,000 for auditor expenses, and an additional one-time expense of approximately $50,000 to $100,000 for consulting and legal fees. We would start incurring these expenses in advance of our 2008 fiscal year as we start implementing the procedures to comply with Section 404. We avoid these expenses by ceasing to be a public company and going private now.

See also information under the caption “Special Factors—Strategic Alternatives Considered” in this Information Statement for an additional description of the reasons why our Board approved the Reverse/Forward Stock Split instead of another alternative transaction structure.

The Reverse/Forward Stock Split will terminate the equity interests in the Company of approximately 801 record holders of Common Stock; as of July 24, 2006, each of these record holders held fewer than 1,000 shares of Common Stock. We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as record holders. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name are urged to contact their nominees.

The Reverse/Forward Stock Split and the deregistration of our Common Stock is expected to relieve us of the administrative burden, cost and other disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws. Additionally, the Reverse/Forward Stock Split will provide small stockholders an efficient mechanism to liquidate their equity interest at a fair price for their shares and without brokers’ commission.

Based on information available to us, we presently have an aggregate of approximately 999 record holders and beneficial holders of our Common Stock (collectively, “holders”), of which approximately 801 holders each owns fewer than 1,000 shares. In the aggregate, the shares held by these small holders comprise less than 1.9% of our outstanding shares of Common Stock, but represented approximately 80.2% of our total number of record stockholders. Administrative expenses, consisting of transfer agent expenses relating to accounts for all our record holders is approximately $7,500 per year. Approximately $6,000 of these expenses relate to administering accounts of small holders. These expenses are included in the table above as part of the cost savings relating to stockholder expenses. As a result, a disproportionate amount of our expense relating to the administration of stockholder accounts is attributable to stockholders holding only 1.9% of our issued and outstanding shares. The administrative burden and cost to us of maintaining records in respect of these numerous small accounts and the associated cost of preparing, printing and mailing information to them is, in the Board’s view, excessive given our limited size and the nature of our operations. The Reverse/Forward Stock Split will enable us to eliminate much of these costs.

When the Reverse/Forward Stock Split is consummated, stockholders owning fewer than 1,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our equity, assets or operations. The stockholders that will continue to have an equity interest in the Company after the Reverse/Forward Stock Split will own a security, the liquidity of which will continue to be severely restricted. See also information under the captions “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” and “Fairness of the Reverse/Forward Stock Split to Stockholders” in this Information Statement.

The Reverse/Forward Stock Split will (i) cause us to cash out shares held by any stockholder holding fewer than 1,000 pre-split shares, (ii) not cash out any shares held by any stockholder holding at least 1,000 pre-split shares of Common Stock and (iii) change the percentage of Common Stock held by the remaining stockholders to 100%. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company. If stockholders take actions to reduce their holdings to under 1,000 shares prior to the proposed Effective Date, the Company may be forced to make further changes to the Reverse Split ratio or to abandon the Reverse/Forward Stock Split entirely.

Strategic Alternatives Considered

In making the determination to proceed with the Reverse/Forward Stock Split, the Board evaluated other strategic alternatives. As discussed below, the Board ultimately rejected the alternatives to the Reverse/Forward Stock Split because the Board believed that the Reverse/Forward Stock Split would be the simplest and most cost-effective approach to achieve the purposes described in this Information Statement. These alternatives were:

•       Self-tender offer.   The Board considered a self-tender offer by which we would offer to repurchase shares of our outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain whether this alternative would result in shares being tendered by a sufficient number of record stockholders so as to permit us to reduce the number of record stockholders to fewer than 300 and to terminate our public reporting requirements. The Board believed it unlikely that many holders of small numbers of shares would make the effort to tender their shares. Based on information available to us, approximately 31.3% of our holders hold fewer than 100 shares of our Common Stock, and approximately 80.2% of our holders hold fewer than 1,000 shares of our Common Stock. Perhaps because of the small number of shares that they hold, the Board believes that these stockholders have historically been inactive and have not consistently voted their shares at nor attended meetings of the stockholders. In addition, the Board considered that the estimated transaction costs of completing a tender offer would be similar to or greater than the costs of the Reverse/Forward Stock Split transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that stockholders would tender a significant number of shares. The Board estimated that the transaction costs of completing a tender offer would be approximately $590,000, compared to approximately $533,000 for the Reverse/Forward Stock Split. We believe that it is not in the best interests of our stockholders to incur such additional expenses without reasonable assurances that a tender offer would result in the reduction of our record stockholders to fewer than 300.

•       Maintaining the status quo.   The Board also considered taking no action to reduce the number of our stockholders and remaining a public company. However, due to the significant and increasing costs of being public, the Board believed that maintaining the status quo would be detrimental to all of our stockholders. We would continue to incur the expenses of being a public company without realizing the benefits of public company status. Furthermore, the Board believes that smaller stockholders would not be able to efficiently liquidate their investment in the Company in the foreseeable future.

Each of the above-referenced alternatives was evaluated by the Special Committee, which recommended the Reverse/Forward Stock Split to the Board.

Background of the Reverse/Forward Stock Split

At a special meeting of the Board held on July 21, 2005, the Board discussed concerns regarding the significant and increasing ongoing costs of remaining a public company, relative to the very limited value realized by the Company’s stockholders as a result of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The Board discussed, among others, the inability of the Company’s stockholders to trade in the Company’s Common Stock and liquidate their investment by virtue of the lack of a trading market for the Company’s Common Stock, the lack of any analyst coverage of the Company and the Company’s inability to access the public capital markets as some of the examples where the Company’s stockholders are not receiving the typical benefits of public company ownership. Representatives of Sheppard Mullin Richter & Hampton LLP (“Sheppard Mullin”), the Company’s outside legal counsel, discussed generally some of the alternatives available to the Company in light of the Board’s concerns including the possibility of considering some form of transaction or series of transactions that would allow the Company to go private by terminating the registration of its Common Stock with the Commission. After a review, including the advantages and disadvantages of the various alternatives, the Board generally concurred that going private pursuant to a reverse stock split which would reduce the number of record stockholders to fewer than 300 might be a desirable strategic alternative to consider, provided that it was effected at a price and on terms fair to all of the Company’s stockholders. A representative of Miramar Venture Partners, L.P. (“Miramar”) attended this meeting pursuant to the terms of a Voting Agreement dated January 25, 2005 which provides Miramar with Board observation rights. Miramar participated in the discussion, but did not indicate whether it believed that going private would be in the best interests of the Company’s stockholders as a whole.

Following that discussion, the Board formed a Special Committee comprised of Scott Avila and Malcolm Currie, each an independent director, to explore in more depth the feasibility and fairness from a financial point of view to the unaffiliated stockholders of the Company of such a going private transaction and to recommend a price to effect that transaction that is fair to those stockholders. The Board considered Mr. Avila and Dr. Currie as independent in that neither director (nor any family member) was or is an employee of the Company, or otherwise receives any compensation from the Company other than as service as a director, neither Mr. Avila nor Dr. Currie own any shares of common stock or other security of the Company, other than options to purchase 42,500 (of which 3,750 are vested) shares of Common Stock and each of Mr. Avila and Dr. Currie would be treated the same as all unaffiliated stockholders in connection with a going private transaction. The Board authorized management to assist with the introductory and organizational matters of the Special Committee and to assist the Special Committee on an as-needed basis throughout its analyses so that the Special Committee could perform its evaluation on a fully informed and efficient basis. Miramar did not provide any input to the Special Committee regarding the form of a going private transaction.

On September 15, 2005, the Special Committee met with the chief financial officer of the Company and requested that he solicit proposals from various qualified and independent law firms and financial advisors identified by the Special Committee with respect to advising the Special Committee in connection with its evaluation of the feasibility and fairness from a financial point of view to the unaffiliated stockholders of the Company of such a going private transaction and to recommend a price to effect that transaction that is fair to those stockholders. During October and November 2005, the chief financial officer received written proposals from law firms and financial advisors and forwarded those proposals to the Special Committee for its review and evaluation. During November 2005 through early January 2006, the Special Committee reviewed the various proposals provided by the professional advisors, engaged in interviews of representatives from the law firms and of the financial advisors, and held discussions with multiple references with respect to the qualifications of the various firms.

At a regular meeting of the Board held on November 17, 2005, the Special Committee updated the Board with respect to its progress, noting that it was in the process of interviewing various professional firms to serve as the Committee’s independent legal counsel and qualified financial advisor. At that meeting, the Board discussed generally various elements of a going-private transaction including the potential cost range, which was estimated to be approximately $450,000 to $650,000.

At a regular meeting of the Board held on December 15, 2005, the Special Committee updated the Board with respect to its progress. At this meeting, the Board discussed, among other things, the timing associated with the Special Committee’s evaluation and a potential going private transaction.

In early January 2006, the Special Committee retained the law firm of Akin Gump Strauss Hauer & Feld (“Akin Gump”) as its independent legal advisor. On January 13, 2006, the Special Committee held an initial meeting with representatives of Akin Gump. At the meeting the parties discussed the purpose and charge of the Special Committee, the status of the activities of the Special Committee to date, the fiduciary duties of the Special Committee to the Company’s stockholders, the Special Committee’s legal responsibilities and the legal principles applicable to, and the legal consequences of, actions taken by the Special Committee with respect to the evaluation and consideration of a going private transaction. Additionally, the parties discussed the functioning, composition and operation of the Special Committee and the next steps in the process. Representatives of Akin Gump also reviewed with the Special Committee the principal reasons for a going private transaction, the primary factors for the Special Committee and the Board to consider in a going private transaction, and the advantages and disadvantages of going private. At this meeting, representatives of Akin Gump also reviewed the alternatives with respect to the legal methods available to effect a going private transaction and the advantages and disadvantages of each. The Special Committee also discussed the retention of an investment banking firm for the purpose of advising the Special Committee with respect to the fairness, from a financial point of view, of the consideration to be paid to the unaffiliated stockholders of the Company in a going private transaction and delivering a fairness opinion to the Special Committee in connection with a going private transaction.

At a regular meeting of the Board on January 18, 2006, the Special Committee reported to the Board that it had engaged Akin Gump as its independent legal counsel and that it was concluding its process with respect to the selection of a qualified investment banking firm to review and opine as to the fairness of the consideration to be paid to unaffiliated stockholders in a going private transaction, from a financial point of view. Management recommended, and the Board approved, that the Company utilize its existing outside counsel, Sheppard Mullin, to represent it in a potential going private transaction. The Board discussed the anticipated timing associated with a going private transaction in the event that the Special Committee recommended such a course of action to the Board.

In late January, the Special Committee decided to engage Imperial Capital as its independent and qualified financial advisor. At a regular meeting of the Board held on February 16, 2006, the Special Committee updated the Board with respect to the progress of its evaluation of the fairness and feasibility of a going private transaction pursuant to a reverse stock split and informed the Board that it was negotiating with Imperial Capital to serve as financial advisor to advise the Special Committee with respect to the fairness, from a financial point of view, of the consideration to be paid to the unaffiliated stockholders in a going private transaction.

On March 9, 2006, Imperial Capital was formerly engaged as the financial advisor to the Special Committee.

During March and early April of 2006, Imperial Capital reviewed financial and other information concerning the Company, including the Company’s audited and interim financial statements, the Company’s financial models and other information concerning the Company described below in “—Opinion of Imperial Capital.” Representatives of Imperial Capital also engaged in discussions with members of the Company’s management on several occasions in order to assist in its due diligence investigation of the Company.

At a regular meeting of the Board held on March 23, 2006, the Special Committee updated the Board with respect to its progress and the status of the valuation analysis of Imperial Capital.

On March 29, 2006, the Special Committee held a telephonic meeting. During this meeting, the Special Committee discussed the work being performed by Imperial Capital in connection with its valuation analysis, the progress of the Special Committee’s due diligence review and next steps.

On April 6, 2006, the Special Committee met with representatives of Imperial Capital and Akin Gump. Representatives of Akin Gump reviewed again with the Special Committee the duties and responsibilities of the Special Committee with regard to its evaluation and consideration of a going-private transaction as well as the fiduciary duties of the Special Committee to the Company’s stockholders. Following this discussion, representatives of Imperial Capital presented the preliminary conclusions of their valuation analysis to the Special Committee. The Special Committee engaged in a substantial discussion with its financial and legal advisors regarding the valuation analysis, including the assumptions made and the methodologies employed by Imperial Capital. Following this discussion, the representatives of Imperial Capital left the meeting. The Special Committee continued with a discussion of the reasons for a going private transaction and the principal factors to consider in a going-private transaction generally, and relative to the Company in particular. The Special Committee again discussed the advantages and disadvantages of going private and determined that it was in the best interests of the Company and its stockholders to take the Company private. At this meeting, the Special Committee also reviewed the alternatives with respect to the legal process to effect a going private transaction, and concluded that a reverse stock split was most desirable to the Company, provided that it was effected at a price and on terms fair to all of the Company’s stockholders. In reviewing the alternative legal structures available to effect a going private transaction, the Special Committee considered which of the methods was most within the Company’s control to effect and could be achieved with reasonable cost. Based on these factors, the Special Committee determined that the cost and efficiency of a reverse stock split, as well as the certainty with which it would allow the Company to achieve its goal of deregistering its Common Stock made it the best alternative and in the best interests of the Company and its stockholders. A consequence, though not a factor in the decision, was the fact that the stockholders of the Company to be cashed out in the transaction would not be afforded appraisal rights. In determining to recommend a reverse stock split structure, among other factors discussed, the Special Committee noted that a tender offer would not provide the certainty offered by a reverse stock split, and a merger was not a practical or efficient structure in light of the fact that there was no financial sponsor or third party involved in the transaction. A tender offer structure would not have afforded the stockholders appraisal rights, while a merger transaction would have provided those rights.

At a regular meeting of the Board on April 20, 2006, the Special Committee updated the Board with respect to its progress. The Committee reported that it held a meeting with its financial and legal advisors earlier in the month at which Imperial Capital reviewed a preliminary valuation analysis. The Special Committee further reported that an additional meeting was planned between the Special Committee and Imperial Capital to further discuss Imperial Capital’s initial conclusions. The Special Committee indicated that it expected to conclude its work and be in a position to make a recommendation to the Board by mid May 2006.

On May 2, 2006, the Special Committee held a telephonic meeting at which representatives of Akin Gump and Imperial Capital were present. Imperial Capital delivered a further presentation regarding its valuation analysis. Following the presentation, the members of the Special Committee had an opportunity to ask questions and discuss Imperial Capital’s presentation.

On May 8, 2006, the Special Committee held a telephonic meeting at which representatives of Akin Gump were present. The Special Committee discussed the going concern valuation analyses prepared by Imperial Capital and the resulting per share prices in the range of $2.12 to $2.86, determined by it to be fair from a financial point of view to be paid to the unaffiliated stockholders of the Company. In its evaluation, the Special Committee did not ask Imperial Capital to perform a formal evaluation of the Company’s liquidation or book values, and Imperial Capital did not perform those evaluations. The Special Committee believed that those measures of value were not relevant to the market value of the business of the Company as a going concern, and therefore were not relevant in performing the charge of the Special Committee which was to evaluate the best method to effect a going private transaction, and to recommend a price which is fair from a financial point of view to the unaffiliated stockholders.

At this meeting, the Special Committee discussed the historical financial results of the Company, financial models and projections provided by the Company, as well as the additional factors considered by Imperial Capital in reaching its conclusions. Specifically, the Special Committee discussed the companies deemed by Imperial Capital as comparable to the Company that were used in Imperial’s analysis, and the various factors distinguishing those companies from the Company. These factors included the concentration of a significant portion of the Company’s revenue being generated from a single customer and consequently the Company’s reliance on that single customer for a substantial portion of its revenue, the weak historical operating performance of the Company, that the Company historically had not demonstrated an ability to meet its financial projections and the uncertainty regarding the Company’s ability to secure additional capital needed to finance growth. In addition, the Special Committee considered that some of the comparable companies were significantly larger in terms of annual revenue and market capitalization, maintained an active trading market, and consistently operated on a profitable basis. In light of these and all the factors considered, the Special Committee determined that a price near the bottom of the range of prices recommended by Imperial Capital was fair from a financial point of view to pay to the unaffiliated stockholders. During this meeting, the Special Committee also reviewed a list of the Company’s record holders and discussed alternative ratios for the reverse stock split.

The Special Committee discussed the desire to effect the reverse split at a ratio to ensure that following the transaction and taking into account anticipated future option exercises, stock sales and transfers, the Company could be reasonably assured that the number of record holders would not increase to 300 which would once again subject the Company to the reporting requirements of the Exchange Act. The Special Committee discussed ratios that would result in 150, 200 and 250 stockholders of record following the consummation of the transaction, and at which of the ratios the Company could reasonably expect not to unintentionally increase to 300 or more its number of record holders.

The Special Committee also discussed whether to recommend to the Board that the Company require that a majority of the unaffiliated stockholders approve the transaction. The Special Committee reviewed the holders of record of the Company and the number of shares held by each holder. The Special Committee considered the fact that the holders of record of the Company’s shares of Common Stock formerly were creditors of the Company and received their shares in connection with the Company’s emergence from Chapter 11 proceedings in 2001. Many of these holders own very few shares, and management believes that these holders likely may not participate in a stockholder vote because these stockholders have historically been inactive and have not consistently voted their shares at nor attended meetings of the stockholders. In addition, of the approximate 998 unaffiliated stockholders, 950 of those stockholders hold less than 0.2% of the total outstanding shares held by non-affiliates of the Company, 977 each hold less than 1% of the total outstanding shares held by non-affiliates, and 992 each hold less than 5% of the total outstanding shares held by non-affiliates. Consequently, the Special Committee believed that a requirement that a majority of the unaffiliated stockholders vote in favor of the transaction would largely be controlled by a small group of unaffiliated stockholders, and consequently would not provide any meaningful additional procedural fairness to the transaction.

On May 25, 2006, the Board held a regular meeting at which all members were present, other than Mr. Currie. Also present were representatives of Sheppard Mullin, legal counsel to the Company, and Akin Gump, independent counsel to the Special Committee. Mr. Avila made a presentation to the Board on behalf of the Special Committee. Mr. Avila first engaged the Board in a discussion regarding the criteria for a future liquidity event, including a discussion of results of operations and business prospects. Mr. Avila next discussed with the Board the various advantages and disadvantages to the Company and all of its stockholders with effecting a going private transaction. Mr. Avila informed the Board that the Special Committee believed it was in the best interests of the Company and all of its stockholders to effect a going private transaction. At the request of Mr. Avila, a representative of Akin Gump discussed the various alternatives to effect a going private transaction, including a tender offer, merger, or a reverse stock split, and the advantages and disadvantages of each alternative. Mr. Avila informed the Board that the

Committee determined that the reverse stock split followed by a forward stock split would be the most efficient method to accomplish the Company’s goals.

Mr. Avila next presented the valuation analysis prepared by Imperial Capital, and the basis therefore. Mr. Avila informed the Board that the Special Committee had retained Imperial Capital to opine with respect to a fair range of value, from a financial point of view, to be paid to the Company’s stockholders being cashed out as a result of the Reverse Split rather than have Imperial Capital opine as to the fairness, from a financial point of view, of a price per share predetermined by the Special Committee or the Board. The Board engaged in a substantial discussion regarding the valuation and the various assumptions underlying the valuation, and the methodologies employed in reaching a range of prices deemed fair from a financial point of view to pay to the unaffiliated stockholders of the Company who would be cashed out as a result of the Reverse Split. The Board reviewed for accuracy and completeness, the financial forecasts and projections provided by the Company’s senior management to Imperial Capital and found Imperial Capital’s reliance upon those materials to be reasonable. After a discussion, the Board also determined that the Reverse Split and the proposed value being paid is also fair to the Company’s stockholders who would not be cashed out.

On June 8, 2006, Imperial Capital delivered its written opinion to the Special Committee that, as of June 8, 2006, transaction consideration in the range of $2.08 to $2.74 to be paid to those stockholders of the Company receiving such consideration as a result of the Reverse Split was fair, from a financial point of view, to such holders. The per share price range was updated from the range provided at the meeting of the Special Committee on May 8, 2006 as a result of Imperial Capital updating its analysis to include, as of a more recent date, the trading prices of the companies deemed by Imperial Capital to be comparable to the Company. This affected the range of per share prices resulting from Imperial Capital’s Market Approach—Multiple Analysis.

On June 12, 2006, the Special Committee together with its counsel held a telephonic meeting. The Special Committee engaged in a discussion regarding the final valuation analysis provided by Imperial Capital. The Special Committee noted that management recently had informed the Board that it was uncertain regarding its ability to meet its financial forecasts, and expected to present revised forecasts reflecting a material decrease in revenue and profitability for 2006. In light of this development and taken together with the other considerations of the Special Committee discussed at its May 8th meeting relating to the range of prices offered by Imperial Capital, the Special Committee believed that a price at the bottom of the range was fair, but in an effort to be conservative, determined to recommend a price slightly above the bottom of the range. The Special Committee confirmed its recommendation to the Board to effect a going private transaction by means of a reverse stock split, followed immediately thereafter by a forward stock split, at a ratio so that following the transaction there are no more than approximately 200 record holders of the Company’s Common Stock.

On June 13, 2006, the Board held a telephonic meeting at which all members were present except for Mr. Quate and Dr. Wittels. Also present were representatives of Sheppard Mullin and representatives of Akin Gump. Representatives of Imperial Capital were available by telephone if any member of the Board wished to ask them any questions. The sole agenda item was the continuation of discussion and consideration of the privatization of the Company through a reverse stock split. The Special Committee reported to the Board that it recommended a going private transaction to be effected by a reverse stock split followed immediately by a forward stock split which would cash out fractional holders that exist prior to the forward stock split at a price of $2.15 per share, which represented a price near the bottom of the range of values determined by Imperial Capital to be fair from a financial point of view to pay to the unaffiliated stockholders. The Special Committee also recommended that the reverse split be effected at a ratio so that following the transaction there were no more than approximately 200 record holders of the Company’s Common Stock. Based on the recommendation of the Special Committee and after a general discussion, the Board determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders and unanimously approved the transaction as recommended.

On July 24, 2006, the Company received the written consent of stockholders holding sufficient shares to approve the Reverse/Forward Stock Split and the filing of the Certificates of Amendment. The written consent of stockholders was solicited by Miramar on its own accord since it believed it to be preferable for the Company to be able to accelerate the Reverse/Forward Stock Split. The other stockholders who provided consent all have representatives who serve on the Board and therefore were aware of the Company’s deliberations. Miramar has no relationship to the consenting stockholders. On July 28, 2006, the Company filed a Current Report on Form 8-K disclosing such approval of the Reverse/Forward Stock Split.

Effects of the Reverse/Forward Stock Split

If effected, based on current information available to us, the Reverse/Forward Stock Split will reduce the number of record stockholders of our Common Stock from approximately 999 to approximately 200. This reduction in the number of our stockholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our stockholders and to the Commission. Additionally, certain provisions of the Exchange Act will no longer apply, such as the proxy rules and the short-swing profit recovery provisions of Section 16(b).

For a total expenditure by us of up to approximately $250,000 in transaction costs (including advisory, legal, financial, accounting, printing and other fees and costs) and approximately $283,000 in purchase costs for fractional shares, we estimate we will realize an estimated $125,000 in cost savings on an annual basis by terminating our public company status, based on our historical costs. Additionally, the Company will avoid the increasing cost of compliance with the Sarbanes-Oxley Act in future periods. We estimate one-time cost savings of at least $400,000 and future annual cost savings of approximately $275,000 because we would not incur external auditor fees, consulting and legal fees and other expenses for compliance, planning, documentation and testing, in preparation for the internal controls audit requirements imposed by Section 404 of the Sarbanes-Oxley Act or the retention of additional personnel to handle the increased obligations of Section 404. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/Forward Stock Split. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company and its stockholders.

The effect of the Reverse/Forward Stock Split on each stockholder will depend on the number of shares that such stockholder owns, as summarized in the table below. See also information under the caption “Structure of the Reverse/Forward Stock Split” in this Information Statement for additional information with respect to the effect of the Reverse/Forward Stock Split on each stockholder.

Stockholders Before Completion of the Reverse/Forward Stock Split	Net Effect After Completion of the Reverse/Forward Stock Spilt
Registered stockholders holding 1,000 or more shares of Common Stock.

The percentage of beneficial ownership of each of the remaining stockholders of the Company will be increased. Based on an assumed cash-out of approximately 131,000 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by 1.9%.

Registered stockholders holding fewer than 1,000 shares of Common Stock.	Shares will be converted into the right to receive cash at $2.15 per pre-split share.

Stockholders holding Common Stock in street name through a nominee (such as a bank or broker).

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered on the books of the Company in their own names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name are urged to contact their nominees. A stockholder holding fewer than 1,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name by December 5, 2006 to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 1,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account by December 5, 2006 may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 1,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by December 5, 2006 to the Exchange Agent.

Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

The stockholders owning fewer than 1,000 shares of Common Stock immediately prior to the effectiveness of the Reverse/Forward Stock Split will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that all but approximately 200 holders will be fully cashed out in the Reverse/Forward Stock Split. It will be difficult or impossible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining stockholders or an active public market for the Common Stock develops, which the Board believes is unlikely.

The Reverse/Forward Stock Split will require stockholders who own fewer than 1,000 shares of Common Stock involuntarily to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the

Reverse/Forward Stock Split overall will benefit these stockholders because of, among other reasons, the immediate liquidity provided to them by the transaction at a price determined by the Board and Imperial Capital to be fair, from a financial point of view, to these stockholders.

The Reverse/Forward Stock Split will increase the percentage of beneficial ownership of each of the remaining stockholders of the Company. Based on an assumed cash-out of approximately 131,000 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by 1.9%. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement.

Potential disadvantages to our stockholders who will remain as stockholders after the Reverse/Forward Stock Split include a significant decrease in the disclosure of Company information and a potentially more illiquid market for their Common Stock. When the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders. After we become a non-reporting, privately-held company, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our stockholders. We intend to continue to provide our stockholders with our annual audited financial statements, proxy statements together with a letter from our President, summarizing our performance for the completed fiscal year, by mailing these documents to them. If provided, these documents will not be as detailed or extensive as the information we currently file with the Commission and deliver to stockholders and our financial statements may not be accompanied by management’s discussion and analysis of our financial condition and results of operations.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In addition, we will no longer be subject to the Sarbanes-Oxley Act, which imposed many additional rules and regulations on public companies that were designed to protect investors. For example, among other things, the Sarbanes-Oxley Act required us to impose stricter standards on our audit committee and requires that our Chief Executive Officer and Chief Financial Officer personally certify our disclosures to stockholders. Our stockholders will no longer have certain other rights and protections that the federal securities laws provide to stockholders of public companies.

Effect of the Reverse/Forward Stock Split on Option Holders

Regardless of whether an outstanding stock option provides a right to purchase less than, equal to or greater than 1,000 shares, the number of shares underlying each such outstanding stock option, granted under our 2001 Stock Incentive Plan (the “Plan), will not change as a result of the Reverse/Forward Stock Split. The Board, as administrator of the Plan, has determined that no adjustment to the outstanding stock options is necessary or appropriate in connection with the Reverse/Forward Stock Split. Because of the symmetry of the 1 for 1,000 Reverse Split and the 1,000 for 1 Forward Split, the Board has determined that the Reverse/Forward Stock Split will not cause dilution or enlargement of the benefits intended by the Company to be made available under the Plan or with respect to any outstanding stock options.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $533,000 of cash, which includes the acquisition costs of the Common Stock being cashed out as a result of the transaction as well as advisory, legal, financial, accounting, printing and other fees and costs related to the transaction. As a result, we will have decreased working capital and borrowing capacity following the Reverse/Forward Stock Split which may have a material adverse effect on our capitalization, liquidity, results of operations and cash flow. The payments to holders of fewer than 1,000 pre-split shares of Common Stock will be paid out of working capital. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Information Statement.

Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse/Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation:

•       banks, insurance companies or other financial institutions;

•       persons subject to the alternative minimum tax;

•       tax-exempt organizations;

•       dealers in securities or currencies;

•       traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•       persons that own, or are deemed to own, more than five percent of our Company (except to the extent specifically set forth below);

•       certain former citizens or long-term residents of the United States;

•       persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•       persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships should consult their tax advisors.

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL

ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Innovative Micro Technology, Inc.

We will not recognize taxable income, gain or loss in connection with the Reverse/Forward Stock Split.

Stockholders

The federal income tax consequences of the Reverse/Forward Stock Split for our stockholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such stockholders. As set forth in more detail below, stockholders who own at least 1,000 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Stockholders who own fewer than 1,000 shares of pre-split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a stockholder who owns fewer than 1,000 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the stockholder may be required to treat any cash received as a dividend distribution rather than as gain or loss from a sale or exchange, as more fully described below. The differences in tax consequences to the stockholders do not depend on whether a stockholder is an affiliate of the Company, has voted to approve the Reverse/Forward Stock Split or is an unaffiliated stockholder. With respect to the Company, as described above, the Company will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in tax consequences between stockholders who hold at least 1,000 shares of pre-split Common Stock and stockholders who own fewer than 1,000 shares of pre-split Common Stock nor the differences in tax consequences between the stockholders and the Company were reasons for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Stockholders Who Receive Shares of Post-Split Common Stock

A stockholder who retains shares of post-split Common Stock in the transaction (i.e., a stockholder who owns at least 1,000 shares of pre-split Common Stock) will not recognize gain or loss or dividend income as a result of the Reverse/Forward Stock Split, and the tax basis (as adjusted for the Reverse/Forward Stock Split) and holding period of such stockholder in shares of pre-split Common Stock will carry over as the tax basis and holding period of such stockholder’s shares of post-split Common Stock.

Stockholders Who Receive Cash

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., a stockholder that owns fewer than 1,000 shares of pre-split Common Stock) will be treated as having such shares redeemed in a taxable transaction governed by Section 302 of the Code and, depending on a stockholder’s situation, the transaction will be taxed as either:

•       a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for the redeemed shares; or

•       a cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss. Currently, amounts treated as a taxable dividend are taxed to the recipient at special reduced federal income tax rates. A corporate taxpayer (other than an S corporation) may be allowed a dividends received deduction subject to applicable limitations and other special rules.

Under Section 302 of the Code, a redemption of shares from a stockholder as part of the Reverse/Forward Stock Split will be treated as a sale or exchange of the redeemed shares if:

•       the Reverse/Forward Stock Split results in a “complete termination” of such stockholder’s interest in the Company;

•       the receipt of cash is “substantially disproportionate” with respect to the stockholder; or

•       the receipt of cash is “not essentially equivalent to a dividend” with respect to the stockholder.

These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a stockholder actually owns, but also shares that the stockholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in which the stockholder has an interest in addition to shares directly owned by the stockholder. For example, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a stockholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates of certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities (“entity attribution”). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., owns fewer than 1,000 shares of pre-split Common Stock) and does not constructively own any shares of post-split Common Stock will have his or her interest in the Company completely terminated by the Reverse/Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-split Common Stock. That is, such a stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s tax basis for his or her shares of pre-split Common Stock.

A stockholder who receives cash in the Reverse/Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely terminated by the Reverse/Forward Stock Split. Among other things, waiving family attribution requires (i) that the stockholder have no interest in the Company (including as an officer, director, employee or stockholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Stock Split other than stock acquired by bequest or inheritance and (ii) including an election to waive family attribution in the stockholder’s tax return for the year in which the Reverse/Forward Stock Split occurs.

A stockholder who receives cash in the Reverse/Forward Stock Split and immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock must compare (i) his, her or its percentage ownership immediately before the Reverse/Forward Stock Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/Forward

Stock Split divided by the number of voting shares outstanding immediately before the Reverse/Forward Stock Split) with (ii) his, her or its percentage ownership immediately after the Reverse/Forward Stock Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately after the Reverse/Forward Stock Split).

If the stockholder’s post-Reverse/Forward Stock Split ownership percentage is less than 80% of the stockholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the stockholder, and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash in lieu of fractional shares.

If the receipt of cash by a stockholder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete termination” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a stockholder will be “not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the stockholder’s proportionate interest in the Company. If (i) the stockholder exercises no control over the affairs of the Company (e.g., is not an officer, director or high ranking employee), (ii) the stockholder’s relative stock interest in the Company is minimal, and (iii) the stockholder’s post-Reverse/Forward Stock Split ownership percentage is less than the stockholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash will generally not be essentially equivalent to a dividend with respect to the stockholder and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash in lieu of fractional shares.

In all other cases, cash in lieu of fractional shares received by a stockholder who immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock will be treated: (i) first, as a taxable dividend to the extent of allocable earnings and profits, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Backup Tax Withholding

We are required to furnish to the holders of Common Stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the Common Stock.

You may be subject to backup withholding at the rate of 28% with respect to proceeds received from a disposition of the shares of Common Stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect TIN; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

STRUCTURE OF THE REVERSE/FORWARD STOCK SPLIT

The Reverse/Forward Stock Split includes both a reverse stock split and a forward stock split of our Common Stock. The Reverse Split is expected to occur on the Effective Date, which will be 20 calendar days following the date this Information Statement is first mailed to our stockholders and the Forward Split is expected to occur immediately thereafter. Although the Reverse/Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company.

The Reverse/Forward Stock Split will not impact any of the holders of our outstanding Preferred Stock or holders of outstanding stock options to purchase shares of our Common Stock outstanding under our 2001 Stock Incentive Plan.

Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for each 1,000 shares of Common Stock held in his, her or its account immediately prior to the effective time of the Reverse Split. If a registered stockholder holds more than 1,000 shares of Common Stock in his, her or its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. Any registered stockholder who holds fewer than 1,000 shares of Common Stock in his, her or its account immediately prior to the effective time of the Reverse Split will receive a cash payment of $2.15 per pre-split share instead of fractional shares. In connection with the Forward Split, all registered stockholders holding at least 1,000 shares prior to the Reverse Split will receive 1,000 shares of Common Stock for every one share of Common Stock they held following the Reverse Split.

On July 28, 2006, the Company filed a Current Report on Form 8-K with the Commission disclosing that a majority of the Company’s stockholders had approved a Reverse Split ratio of 1 for 1,000 and a Forward Split ratio of 1,000 for 1. The determination of the 1 for 1,000 Reverse Split ratio was based on the Company’s intention to reduce the number of record stockholders remaining after the Reverse Split to fewer than 300, in light of the Company’s intention to terminate its registration with the Commission. The resulting estimated cost to cash out these shares was determined to be reasonable in light of the expected benefits from the Reverse/Forward Stock Split. The Company has reserved the right not to proceed with the Reverse/Forward Stock Split in the event that it determines that abandoning the Reverse/Forward Stock Split would be in the best interests of the Company. If stockholders take actions to reduce their holdings to under 1,000 shares prior to the proposed Effective Date, the Company may be forced to make changes to the ratio or to abandon the Reverse/Forward Stock Split entirely.

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 1,000 shares of Common Stock in street name who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name by December 5, 2006 to ensure that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 1,000 shares of Common Stock in street name through a nominee who does not transfer shares into a record account by December 5, 2006 may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split. For instance, a stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 1,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by December 5, 2006 to the Exchange Agent.

FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT TO STOCKHOLDERS

Upon consultation with and the recommendation of the Special Committee, the Board determined that the Reverse/Forward Stock Split, including the proposed cash payment of $2.15 per pre-split share to stockholders whose shares will be cashed out, is substantively fair, from a financial point of view, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.

With respect to the stockholders whose shares would be cashed out, the Board relied upon, among other things, the determination of the range of fair values per pre-split share by Imperial Capital. The Board adopted the analyses and conclusions of Imperial Capital that the Reverse/Forward Stock Split is fair, from a financial point of view, to holders of shares of the Company’s Common Stock who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company.

The Company did not have any relationship with Imperial Capital prior to this transaction. Further,  Imperial Capital determined its own methodology and conclusions in its opinion as to the fairness from a financial point of view of the transaction consideration rather than simply rendering a fairness opinion as to a price previously established by the Special Committee or Board. Imperial Capital is a full service investment banking and institutional securities brokerage firm with offices in Beverly Hills, New York and San Francisco. The firm’s Corporate Finance Group provides M&A and restructuring advisory, valuation, fairness opinion and capital raising services to middle market companies across all industries.

With respect to the fairness of the Reverse/Forward Stock Split to the stockholders whose stock will not be cashed out in the Reverse/Forward Stock Split, the Board also relied on the fact that the amount being paid to stockholders whose stock would be cashed out was not in excess of the range of values determined to be fair by Imperial Capital. In addition, the Board noted that the Reverse/Forward Stock Split will have minimum effect on the relative voting power of the Company’s stockholders.  Stockholders who currently hold approximately 98.1% of the voting power of the Company will continue to be stockholders of the Company after the Reverse/Forward Stock Split as only stockholders holding 1.9% of the voting power of the Company will be cashed out. Therefore this factor supports the fairness of the transaction to the unaffiliated stockholders who will be continuing stockholders because there is minimum effect on their voting power.

You can read more about Imperial Capital’s analysis under the section entitled “Fairness of the Reverse/Forward Stock Split to Stockholders—Opinion of Imperial Capital” in this Information Statement.

The Board determined that the primary additional factors supporting the fairness of the Reverse/Forward Stock Split to those unaffiliated stockholders who will be continuing stockholders is the cost reduction anticipated to result from the transaction and the anticipated benefit to the Company by virtue of management’s expected ability to focus more completely on the Company’s business and redeploy resources designed to create value for its stockholders.

The Board did not consider the current and historical market prices of the Company’s shares since there has been no active trading market for our Common Stock during the past two years. We have also never repurchased our Common Stock, and therefore the Board did not consider the prices at which we had previously repurchased our shares of Common Stock. The Board believes that the Company’s net book value per share does not properly reflect our earnings stream and cash flow, two factors we consider critical for a meaningful valuation of our shares. Net book value is based upon the historical cost of a company’s assets and ignores the value of a company as a going concern. The value of items such as a positive business reputation, a trained workforce and established customer accounts are ignored in computing net book value. As of July 1, 2006, our book value per share, was $0.20. The cash out price of $2.15 per share substantially exceeds our book value per share and the Board believes that the cash out price of $2.15 per share is fair to our unaffiliated stockholders who will be cashed out. The Board did not assign any weight to the Company’s liquidation value. Most of the Company’s assets are financial assets, and their liquidation value approximates their book value. If our assets were sold in an orderly liquidation, some loans and deposits may be sold a slight premium over book value, but other assets may be sold at a discount. The liquidation process would also involve additional legal fees, costs of sale and other expenses of the liquidation process. As a result the Board believes that our liquidation value would be less than the cash out price of $2.15 per share.

The Board believes that an indicator of the Company’s value as a going concern is the value of companies comparable to the Company and the available cash flow of the Company. As part of its review, the Board considered the opinion of Imperial Capital and its Market Approach—Multiple Analysis, which Imperial Capital based on a comparison of the Company’s market multiples with those of a selected group of comparable public companies, as well as its Discounted Cash Flow Analysis, based on a discounted cash flow analysis performed on the Company. Imperial Capital had arrived at an aggregate range of values between $2.88 to $3.31 per share based on the Market Approach- Multiple Analysis and between $1.27 to $2.18 per share based on the Discounted Cash Flow Analysis. Imperial Capital applied an equal weighting to both valuation methodologies to arrive at the valuation range of $2.08 to $2.74 per share. The Board determined that based on the range of fair values per pre-split share of our Common Stock, as provided in Imperial Capital’s fairness opinion, the Reverse/Forward Stock Split is fair, from a financial point of view to the stockholders who will be cashed out. With respect to the fairness of the Reverse/Forward Stock Split to the continuing stockholders, the Board also relied on the fact that the amount being paid to the stockholders who would be cashed out was not in excess of the range of values determined to be fair by Imperial Capital.

Although potentially relevant to a determination of fairness of the Reverse/Forward Stock Split, the Board did not consider the effect of any firm offers to purchase the Company; any merger, consolidation or other extraordinary transaction; any sale or other transfer of all or a substantial part of the Company’s assets; or any purchase of our shares that would enable the holder to exercise control of the Company, since we did not experience any of the above transactions during the past two years.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to those unaffiliated stockholders whose shares will be cashed out, including:

•       Immediate cash payment.   Those stockholders who own less than 1,000 shares of our pre-split Common Stock will receive an immediate cash payment of $2.15 per pre-split share and will not pay the commissions that such stockholders would have to pay if they attempted to sell their shares in the open market.

•       Undiscounted Price.   The proposed transaction price of $2.15 per pre-split share does not include any discount for the lack of liquidity of our Common Stock or for the minority status of the shares of our Common Stock owned by unaffiliated stockholders.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to all of our unaffiliated stockholders, including:

•       Sales or transfers to discontinue or retain stock ownership.   Stockholders who would otherwise retain an equity interest in the Company after the completion of the Reverse/Forward Stock Split may, depending on the demand for their shares and the limited liquidity available through the public market, have some control as to whether they will retain an interest in the Company by selling or transferring shares of Common Stock prior to the effectiveness of the Reverse/Forward Stock Split to bring their equity interest to below 1,000 shares, and, therefore, be in a position to be cashed out pursuant to the Reverse/Forward Stock Split. However, stockholders contemplating such sales or transfers should note that, although the Reverse/Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company. Alternatively, those stockholders who would otherwise be cashed out pursuant to the Reverse/Forward Stock Split could choose to bring their equity interest to above 1,000 shares, and retain an interest in the Company and participate in any future profitability of the Company. The Board did not place undue emphasis on this factor due to the limited trading market for the Company’s Common Stock.

•       No firm offers to acquire control of the Company.   We have not received, during the past two years, any firm offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company (other than the issuance of Series A-1 Preferred and Series A Preferred to certain investors on January 25, 2005).

•       Stockholder rights.   The Reverse/Forward Stock Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

Fairness Opinion

The Special Committee engaged Imperial Capital to deliver an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to the holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. The methods used by Imperial Capital in evaluating and analyzing the proposed Reverse/Forward Stock Split are discussed in detail below under the caption “Fairness of the Reverse/Forward Stock Split—Opinion of Imperial Capital” in this Information Statement.

Procedural Fairness to All Stockholders

Upon consultation with and the recommendation of the Special Committee, the Board determined that the Reverse/Forward Stock Split is procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and stockholders who will retain an equity interest in the Company. In reaching this conclusion, the Board determined that its receipt of an opinion from Imperial Capital was a critical procedural safeguard protecting the interests of all unaffiliated stockholders. Imperial Capital provided an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to the holders of shares of the Company’s Common Stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. In connection with providing its fairness opinion, Imperial Capital conducted an independent valuation of the Company and determined the range of fair values per pre-split share of our Common Stock.

We had no relationship with Imperial Capital prior to this transaction. Further, Imperial Capital determined its own methodology and conclusions in its opinion as to the fairness, from a financial point of view, of the transaction consideration, rather than simply rendering a fairness opinion as to a price established by the Special Committee or Board. Imperial Capital is a full service investment banking and institutional securities brokerage firm with offices in Beverly Hills, New York and San Francisco. The firm’s Corporate Finance Group provides M&A and restructuring advisory, valuation, fairness opinion, and capital raising services to middle market companies across all industries.

The Board also relied significantly on the independent determination by Imperial Capital of the range of fair prices at which shares of pre-split Common Stock could be cashed out in the Reverse/Forward Stock Split to conclude that the Reverse/Forward Stock Split is procedurally fair to the stockholders who would remain stockholders after the transaction, in this case because the independent determination demonstrates that the Company was not paying more than fair market value for the shares that will be cashed out.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out in the transaction because 97.4% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out in the Reverse/Forward Stock Split and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/Forward Stock Split. In addition, based on information available to us, approximately 31.3% of our holders hold fewer than 100 shares of our Common Stock, and approximately 80.2% of our holders hold fewer than 1,000 shares of our Common Stock. Perhaps because of the small number of shares that they hold, the Board believes that these stockholders have historically been inactive and have not consistently voted their shares at meetings of the stockholders. The Reverse/Forward Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted. Finally, the Board also noted that the vote of a majority of unaffiliated stockholders was not required under Delaware law.

Further, the Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders. Retaining an unaffiliated representative on behalf of the unaffiliated stockholders would be an added expense of the Reverse/Forward Stock Split and would not affect the outcome of the transaction because a majority vote of the unaffiliated stockholders is not required under applicable law. The Board also did not retain an unaffiliated representative because the Special Committee was formed to protect the interests of the unaffiliated stockholders. In addition, one of the main purposes of engaging Imperial Capital, LLC was to obtain a third party evaluation report to provide assistance to the Special Committee in structuring the transaction to be fair to the unaffiliated stockholders.

The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under the Delaware General Corporation Law, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated stockholders’ access to our corporate files, the Board determined that this Information Statement, together with our other filings with the Commission, provide adequate information for unaffiliated stockholders. The Board also considered the fact that under the Delaware General Corporation Law and subject to specified conditions set forth under Delaware law, stockholders have the right to review our relevant books and records of account. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

The Board determined that the process leading up to the approval of the Reverse/Forward Stock Split was procedurally fair to the stockholders because of the structural fairness of the Reverse/Forward Stock Split and the safeguards that the Board did put into place. The critical procedural safeguards that the Board used was (i) the formation of the Special Committee comprised of independent directors to evaluate and make a recommendation to the full Board regarding the Reverse/Forward Stock Split and (ii) the Special Committee’s engagement of Imperial Capital to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid to holders of shares of the Company’s common stock who will receive cash payments for their pre-split shares and will not be continuing stockholders of the Company. While Imperial Capital expresses no opinion as to the fairness of the Reverse/Forward Stock Split to our continuing stockholders, the Board relied significantly on the independent determination of Imperial Capital of the range of fair prices at which shares of pre-split Common Stock could be cashed out in the Reverse/Forward Stock Split to conclude that the Reverse/Forward Stock Split is procedurally fair to the stockholders who would remain stockholders after the transaction, in this case because the independent determination demonstrates that the Company was not paying more than fair market value for the shares that will be cashed out. See also information under the captions “Fairness of the

Reverse/Forward Stock Split to Stockholders—Opinion of Imperial Capital” and “Special Factors—Background of the Reverse/Forward Stock Split” in this Information Statement.

Opinion of Imperial Capital

On March 9, 2006, the Special Committee formally retained Imperial Capital, LLC to consider the fairness, from a financial point of view, of the transaction consideration to be paid to those stockholders of the Company receiving such consideration as a result of the Reverse/Forward Stock Split. On June 8, 2006, Imperial Capital delivered its written opinion to the Special Committee that, as of June 8, 2006, transaction consideration in the range of $2.08 to $2.74 to be paid to those stockholders of the Company receiving such consideration as a result of the Reverse/Forward Stock Split was fair, from a financial point of view, to such holders.

The Special Committee retained Imperial Capital based upon the following factors: Imperial Capital is an independent and experienced provider of valuation and fairness opinions; it does not have an advisory or other potentially conflicting role in the Reverse/Forward Stock Split; and could perform the analysis expeditiously and cost efficiently. No limitations were imposed by the Special Committee on Imperial Capital with respect to the investigations made or procedures followed by Imperial Capital in rendering its opinion and the Company did not suggest a price or range of prices that it intended to pay in connection with the Reverse/Forward Stock Split.

Imperial Capital’s opinion was prepared at the request and for the information and use of the Special Committee and the Board in connection with its consideration of a going private transaction. Imperial Capital’s opinion does not address the business decision by the Company to engage in a going private transaction or address the relative merits of any alternatives discussed by the Special Committee and the Board. Imperial Capital’s opinion does not constitute a recommendation as to how any stockholder should vote with respect to the Reverse/Forward Stock Split or any going private transaction. Imperial Capital did not make, and was not requested by the Special Committee, the Company, or any other person to make any recommendations as to the relative merits of any alternative discussed by the Special Committee or the Board. Imperial Capital expressed no view as to any other aspect of the Reverse/Forward Stock Split. As such, Imperial Capital did not consider or analyze the fairness of the transaction consideration to any stockholder of the Company not receiving such consideration as a result of the Reverse/Forward Stock Split or any other proposed term of the Reverse/Stock Split.

THE FULL TEXT OF IMPERIAL CAPITAL’S WRITTEN OPINION IS ATTACHED AS ANNEX B TO THIS INFORMATION STATEMENT, AND DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. THE DESCRIPTION OF IMPERIAL CAPITAL’S OPINION CONTAINED IN THIS INFORMATION STATEMENT SHOULD BE REVIEWED TOGETHER WITH THE FULL TEXT OF THE WRITTEN OPINION, WHICH YOU ARE URGED TO READ CAREFULLY IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF IMPERIAL CAPITAL SET FORTH IN THIS INFORMATION STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF IMPERIAL CAPITAL’S WRITTEN OPINION.

In connection with the rendering of its opinion, Imperial Capital:

1.      reviewed certain publicly available information that Imperial Capital believed to be relevant to its analysis of the Company, including the Company’s annual report on Form 10-K for the fiscal year ended October 1, 2005, the Company’s quarterly reports on Form 10-Q for the quarters ended December 31, 2005 and April 1, 2006 and the Company’s Form 8-K dated January 25, 2005;

2.      reviewed certain information filed in connection with the Company’s filing pursuant to Chapter 11 of the United States Bankruptcy Code, including the Plan of Reorganization and the Business Plan Analysis & Valuation Report dated October 19, 2001 (case #00-10066-RR);

3.      reviewed certain information including financial forecasts relating to the business, earnings and cash flow of the Company, furnished to Imperial Capital by senior management of the Company, dated March 16, 2006;

4.      reviewed the Company’s projections for calendar year 2006 through 2010 furnished to Imperial Capital by senior management of the Company;

5.      reviewed the Robin Hill Business Park appraisal;

6.      reviewed certain publicly available business and financial information related to the Company that Imperial Capital deemed to be relevant;

7.      conducted discussions with members of senior management of the Company, as well as members of the Board, concerning the matters described in clauses (1) through (6) above, as well as the prospects and strategic objectives of the Company;

8.      compared the financial performance of the Company with those of certain other publicly-traded companies which Imperial Capital deemed to be comparable with the Company and its securities; and

9.      conducted such other financial studies, analyses and investigations and took into account such other matters as Imperial Capital deemed necessary, including its assessment of general economic, market and monetary conditions.

In connection with this review, with the Special Committee’s consent, Imperial Capital relied upon the accuracy and completeness of the foregoing financial and other information and did not assume responsibility for independent verification of such information, and did not conduct and was not furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, Imperial Capital assumed, with the Special Committee’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of the Company as to the future financial performance of the Company. Imperial Capital also relied upon the reasonable assurances of senior management of the Company that they were unaware of any facts that would make the information or financial forecasts provided to Imperial Capital incomplete or misleading. Imperial Capital assumed no responsibility for, and expressed no view as to, such financial forecasts of the assumptions on which they were based.

Financial forecasts and assumptions for calendar years 2006 through 2010 were provided to Imperial Capital by senior management of the Company on March 15, 2006 and March 16, 2006 and were further discussed with the Company’s Chief Financial Officer. As mentioned above, Imperial Capital was not involved in any way in developing the underlying assumptions of the financial forecast provided by senior management.

The projections are not a guarantee of performance. They involve risks, uncertainties and assumptions. The future financial results and stockholder value of the Company may materially differ from those expressed in the projections due to factors that are beyond the Company’s ability to control or predict. We cannot assure you that the projections will be realized or that the Company’s future financial results will not materially vary from the projections. We do not intend to update or revise the projections.

The projections are forward-looking statements and are inherently subject to risks and uncertainties, see “Forward-looking Statements.” The table below presents the Company’s projected financial results for the projected calendar years ending 2006 through 2010.

	Projected Calendar Year Ending December 31,
	2006E	2007E	2008E	2009E	2010E
	($ in millions)
Orders	$28.1	$45.6	$82.3	$113.0	$145.0
Backlog	7.1	11.5	29.2	46.2	61.2
Net Revenue	$25.4	$45.5	$65.9	$96.0	$130.0
Growth %	146.8%	79.0%	44.7%	45.8%	35.4%
Cost of Revenue(1)	20.7	35.3	50.2	69.2	92.5
Gross Profit	4.7	10.2	15.7	26.8	37.5
Margin%	18.6%	22.4%	23.8%	27.9%	28.9%
Research & Development	0.8	0.9	1.0	1.2	1.4
SG&A	2.4	3.2	3.8	4.5	5.3
Income from Operations	1.6	6.1	10.9	21.1	30.8
Margin %	6.3%	13.4%	16.5%	22.0%	23.7%
Depreciation & Amortization	1.6	3.0	5.3	8.0	10.7
Capital Expenditures	4.0	27.5	10.8	10.8	10.8

       (1) Includes expenses related to the Company’s profit sharing plan.

Imperial Capital’s opinion was based upon economic, market and other conditions as they existed and could be evaluated on the date of the opinion and does not address the fairness of the transaction consideration as of any other date. Imperial Capital’s opinion did not purport to address potential developments in the financial markets or in the markets for the securities of the Company after the date of its opinion. Imperial Capital expressed no opinion, nor should one be implied, as to the current fair market value of the Company’s common stock or the prices as which the Company’s common stock will trade at any time.

In preparing its opinion, Imperial Capital performed certain financial and comparative analyses summarized in the following paragraphs. Imperial Capital believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors it considered, without considering all such analyses and factors as a whole, could create an incomplete view of the analyses and the process underlying the opinion. While the conclusions reached in connection with each analysis were considered carefully by Imperial Capital in arriving at its opinion, Imperial Capital made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

Summary of Robin Hill Business Park Appraisal

The Company’s owned headquarters, office, plant and warehouse are located in Goleta, CA. This business park is commonly referred to as the Robin Hill Business Park. As part of its analysis, Imperial Capital assumed that the Company will execute a sale/leaseback transaction for the Robin Hill Business Park in order to raise capital to meet its future financing needs. As such, Imperial Capital made the conservative assumption that the Company would receive 80% of the facilities appraised value, or $16 million, and made further adjustments to management’s projections to account for the rent expense that would be incurred as a result of a sale/leaseback transaction. The Robin Hill Business Park was last appraised as of February 2, 2004 at $20 million.

Market Approach—Multiple Analysis.   Imperial Capital’s market approach-multiple analysis was based on a comparison of the Company’s market multiples with those of a selected group of comparable public companies. Imperial Capital applied no discounts for the lack of liquidity of our Common Stock or for the minority status of the shares in public hands in connection with its market approach-multiple analysis.

In selecting the comparable companies, Imperial Capital searched comprehensive lists and directories of public companies. When selecting the comparable companies, certain determinant factors included: (i) the comparable company has to provide products or services for the micro-electrical mechanical systems or similar industries; (ii) the comparable company has to make its financial information public; and (iii) the comparable company was required to have an active trading market to measure public perception. The comparable companies selected were:

Direct Micro-Electrical Mechanical Systems Companies

•       Amkor Technology, Inc. (NasdaqGS: AMKR)

•       DALSA Corp. (TSX: DSA)

•       Measurement Specialties, Inc. (NasdaqGM: MEAS)

•       MEMS Technology Bhd (KLSE: MEMS)

•       MEMS USA, Inc. (OTCBB: MEMS)

•       MEMSCAP S.A. (ENXTPA: MEM)

Semiconductor Foundries

•       Chartered Semiconductor Manufacturing Ltd. (NasdaqGS: CHRT)

•       Semiconductor Manufacturing International Corp. (NYSE: SMI)

•       Taiwan Semiconductor Manufacturing Co. Ltd. (NYSE: TSM)

•       United Microelectronics Corp. (NYSE: UMC)

Diversified Component Manufacturers

•       Analog Devices Inc. (NYSE: ADI)

•       Dover Corp. (NYSE: DOV)

•       LSI Logic Corp. (NYSE: LSI)

•       RF Micro Devices Inc. (NasdaqGS: RFMD)

•       Skyworks Solutions Inc. (NasdaqGS: SWKS)

•       Texas Instruments Inc. (NYSE: TXN)

No company included in the selected comparable companies is identical to the Company. In selecting and evaluating the comparable companies, Imperial Capital made subjective judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Because of the inherent differences between the business, operations, financial condition and prospects of the Company and those of the selected comparable companies, Imperial Capital believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the market approach-multiple analysis.

Imperial Capital compared, among other things, (i) current total enterprise value (the market value of the common equity, where market value of the common equity is the product of the current stock price and the number of outstanding shares) as a multiple of the latest twelve months revenue and EBITDA, (ii) total enterprise value as a multiple of 2006 and 2007 projected revenue and EBITDA, and (iii) current and future operating results and margins based upon the latest twelve months, 2006, and 2007 projected revenue and EBITDA.

Of the various market multiples evaluated by Imperial Capital, Imperial Capital determined that the calendar year 2006 financial results were most appropriate for a valuation estimate. Consideration was given to the range of multiples as well as the mean multiples. Imperial Capital considered the total enterprise value to revenue multiple to be most meaningful and appropriate for the purposes of valuation due to the Company’s negative EBITDA and EBIT margins to date. To arrive at a revenue multiple range, Imperial Capital adjusted the comparable companies’ calendar year 2006 mean revenue multiple by a discount rate of between 10% and 20% to account for the Company’s weak historical operating performance, uncertainty regarding the Company’s ability to execute on its financial projections, and uncertainty regarding the Company’s ability to secure additional capital needed to finance growth.

MARKET APPROACH—MULTIPLE ANALYSIS
(in millions)

	Based on 2006E Valuation Metrics
CY 2006E Revenue	$25.4		$25.4
Unadjusted Revenue Multiple	2.61	x	2.61	x
Discount to Multiple	20%		10%
Multiple	2.08	x	2.34	x
Implied Enterprise Value	$53.0		$59.6
(-) Long-Term Debt as of 4/1/06(1)	$(9.8)		$(9.8)
(-) Book Value of Preferred Stock as of 4/1/06	$(14.2)		$(14.2)
(+) 80% of Appraisal Value of Robin Hill Business Park	$16.0		$16.0
Implied Equity Value	$45.1		$51.7
Shares Outstanding	15.6		15.6
Implied Equity Value per Share	$2.88		$3.30

Note:      Assumes sale/leaseback of the Robin Hill Business Park.

       (1) Imperial Capital does not view the Company’s cash balance as excess due to the cash burn rate and the cash required for projected 2007 capital expenditure, and as such, the Company’s debt is not netted against cash in the calculation of Implied Enterprise Value.

Based on a comparison of the Company with the comparable companies using such adjusted calendar year 2006 revenue multiples, Imperial Capital arrived at an aggregate range of values between $2.88 per share and $3.31 per share, without applying any minority discount.

Discounted Cash Flow Analysis.   Imperial Capital performed a discounted cash flow analysis on the Company. The fundamental premise of the discounted cash flow approach is to estimate the available cash flows a prudent investor would expect a company to generate over its remaining life. To determine this amount, Imperial Capital relied on cash flow projections for calendar year 2006 through 2010, as provided by the Company’s management. Imperial Capital estimated the Company’s weighted average cost of capital by performing analyses consistent with the capital asset pricing model. In its analyses Imperial Capital applied (i) a re-levered beta of 1.42 for the comparable group (this group consists of those companies specified in the comparable companies analysis), (ii) an equity risk premium of 7.1%, (iii) a small stock premium of 9.8%, and (iv) a pretax cost of debt of 6.7%. The equity risk and small stock premiums are based on data provided by Ibbotson Associates Inc. The pretax cost of debt is based on the Baa bond rate as quoted by the Federal Reserve Statistical Release. Using the resulting range of 21% to 23% (rounded) as the weighted average cost of capital, Imperial Capital calculated the present value of free cash flows for the calendar year 2006 through 2010 years and the present value of the terminal value of the Company (the calculated value of the Company at the end of the projection period) to arrive at a range of values. The estimated weighted average cost of capital range of 21% to 23%, represents the discount rates at which cash flows were discounted to the present. Imperial Capital calculated a terminal value at the end of 2010 that incorporated a perpetual growth rate range of 2.0% to 4.0%. Imperial Capital arrived at an aggregate range of values between $1.27 per share and $2.18 per share. Imperial Capital applied no discounts for the lack of liquidity of our Common Stock or for the minority status of the shares in public hands in connection with its discounted cash flow analysis.

DISCOUNTED CASH FLOW ANALYSIS
(in millions)

	Valuation Range
Discount Rate	23.0%	21.0%
Perpetuity Growth Rate	2.0%	4.0%
Present Value of 5-year Free Cash Flow	$(9.6)	$(9.2)
Present Value of Terminal Value	$37.5	$51.2
Enterprise Value	$27.8	$42.0
Long-Term Debt	$(9.8)	$(9.8)
Book Value of Preferred Stock	$(14.2)	$(14.2)
80% of Appraisal Value of Robin Hill Business Park	$16.0	$16.0
Implied Equity Value	$19.8	$34.0
Implied Equity Value per Share	$1.27	$2.18

       (1) Based on 15.6 million fully diluted shares.

As disclosed above, the Market Approach—Multiple Analysis resulted in a range of per share prices from $2.88 to $3.31 and the Discounted Cash Flow Analysis resulted in a range of per share prices from $1.27 to $2.18. Imperial Capital applied an equal weighting to both valuation methodologies to arrive at the valuation range of $2.08 to $2.74 per share.

In the ordinary course of its business and in accordance with applicable state and federal securities laws, from time to time Imperial Capital or its affiliates may quote a market in or make purchases or sales for their own accounts or the accounts of its brokerage customers in debt or equity securities of or claims against the Company and Imperial Capital’s research department may express views or opinions with respect thereto.

Imperial Capital received a fee of $110,000 for rendering its fairness opinion, $25,000 of which fee was due and payable at the time of engagement and the remainder of which fee was due and payable when such opinion was delivered to the Special Committee. The Company also agreed, in connection with the retention of Imperial Capital, to reimburse Imperial Capital for its reasonable out-of-pocket expenses incurred in performing its services and to indemnify Imperial Capital, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities, including liabilities under federal securities laws. Imperial Capital did not recommend the amount of consideration to be paid in the Reverse/Forward Stock Split.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act . We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of July 24, 2006, we had approximately 999 holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Stock Split, we expect to have approximately 200 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act as promptly as possible after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders. After we become a non-reporting, privately-held company, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by our directors’ and officers’ fiduciary duties to us and our stockholders. We intend to continue to provide our stockholders with our annual audited financial statements, proxy statements together with a letter from our President, summarizing our performance for the completed fiscal year, by mailing these documents to them. If provided, these documents will not be as detailed or extensive as the information we currently file with the Commission and deliver to stockholders and our financial statements may not be accompanied by management’s discussion and analysis of our financial condition and results of operations.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act. In addition, we will no longer be subject to the Sarbanes-Oxley Act, which imposed many additional rules and regulations on public companies that were designed to protect investors. For example, among other things, the Sarbanes-Oxley Act required us to impose stricter standards on our audit committee and requires that our Chief Executive Officer and Chief Financial Officer personally certify our disclosures to stockholders. Our stockholders will no longer have certain other rights and protections that the federal securities laws provide to stockholders of public companies. Furthermore, there will likely continue to be no active public market for our Common Stock, and market makers may not be able to make a market in our Common Stock.

We estimate that termination of registration of our Common Stock under the Exchange Act will save us $125,000 per year in legal, accounting, printing and other expenses, based on our historical costs, and will also enable our management to devote more time to our operations. We estimate one-time cost savings of at least $400,000 and future annual cost savings of approximately $275,000 because we would not incur external auditor fees, consulting and legal fees and other expenses for compliance, planning, documentation and testing, in preparation for the internal controls audit requirements imposed by Section 404 of the Sarbanes-Oxley Act or the retention of additional personnel to handle the increased obligations of Section 404 See also information under the caption “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split” in this Information Statement.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

Amendments of Certificate of Incorporation to Effect the Reverse/Forward Stock Split

The Board determined that it is advisable to amend our Certificate of Incorporation to effect a 1-for-1,000 Reverse Split of Common Stock immediately followed by a 1,000-for-1 Forward Split of Common Stock, and to provide for the cash payment of $2.15 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.

Regulatory Approvals

Aside from stockholder approval of the Certificates of Amendment, which has been obtained, the amendment is not subject to any regulatory approvals.

Vote Required

A majority of the votes entitled to be cast by holders of the issued and outstanding shares of Common Stock, Series A Preferred and Series A-1 Preferred, respectively, was required to approve the Reverse/Forward Stock Split. We have received the written consent of stockholders holding 1,000,000 shares of our issued and outstanding Series A-1 Preferred, voting on an as-converted basis, as a single class with our Common Stock, and 1,569,500 shares of our issued and outstanding Common Stock , or 57% of the total Common Stock class vote, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment. In addition, stockholders holding 1,000,000 shares of our issued and outstanding Series A Preferred, or 100% of such series, and stockholders holding 1,000,000 shares of our issued and outstanding Series A-1 Preferred, or 100% of such series, voted in favor of the Reverse/Forward Stock Split and the Certificates of Amendment. No special meeting of stockholders is required under Delaware law, since the requisite vote for adoption of the Reverse/Forward Stock Split has been obtained and the vote of other stockholders is not necessary.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on approval by a majority of unaffiliated stockholders for several reasons. First, the Board believes that any such vote would not provide additional protection to those unaffiliated stockholders who will be cashed out in the transaction because 97.4% of the shares held by unaffiliated stockholders are held by stockholders who would not be cashed out in the Reverse/Forward Stock Split and who may therefore have different interests from the unaffiliated stockholders who would be cashed out in the Reverse/Forward Stock Split. In addition, based on information available to us, approximately 31.3% of our holders hold fewer than 100 shares of our Common Stock, and approximately 80.2% of our holders hold fewer than 1,000 shares of our Common Stock. Perhaps because of the small number of shares that they hold, the Board believes that these stockholders have historically been inactive and have not consistently voted their shares at meetings of the stockholders. The Reverse/Forward Stock Split is also a matter that could not be voted on by brokers without instruction from the beneficial owners of the shares so even shares beneficially owned by holders of small numbers of shares held in brokerage accounts might be unlikely to be voted. Finally, the Board also noted that the vote of a majority of unaffiliated stockholders was not required under Delaware law.

Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split

Stockholders holding fewer than 1,000 pre-split shares of Common Stock will be cashed out at a price of $2.15 per share, and the holdings of all other stockholders will be unchanged after implementation of the Reverse/Forward Stock Split. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.

NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS BY December 5, 2006 TO DETERMINE HOW TO EFFECT THE TRANSFER.

The proposed Certificates of Amendment are attached as Annexes A-1 and A-2 to this Information Statement. The Reverse/Forward Stock Split will become effective upon the filing of the proposed Certificates of Amendment with the Office of the Secretary of State of the State of Delaware.

Exchange of Certificates for Cash Payment or Shares

We will file the Certificates of Amendment with the Office of the Secretary of State of the State of Delaware and effect the amendments set forth in Annexes A-1 and A-2 to this Information Statement approximately 20 calendar days after the mailing date of this Information Statement. U.S. Stock Transfer Corporation has been appointed as the Exchange Agent to carry out the exchange of certificates for cash.

As soon as practicable after the Effective Date, record holders holding fewer than 1,000 shares will be notified and sent a letter of transmittal and instructed how to transmit their certificates representing shares of Common Stock to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s stock. Stockholders should allow for approximately five business days after mailing for the Exchange Agent to receive the letter of transmittal and accompanying stock certificate. The Exchange Agent will send a check for such stockholder’s stock within approximately five business days of receiving such letter of transmittal and accompanying stock certificate. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws. Record holders owning fewer than 1,000 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $2.15 per pre-split share. Those record holders beneficially owning at least 1,000 shares of Common Stock will continue to hold the same number of shares of Common Stock.

If the Reverse/Forward Stock Split is effected, any stockholder owning fewer than 1,000 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid the cash consideration, as described in this Information Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 1,000 shares after the Reverse/Forward Stock Split is effected.

No service charges will be payable by stockholders in connection with the exchange of certificates for cash, all expenses of which will be borne by us except for expenses, if any, imposed by your nominee.

Nominees (such as a bank or broker) may have required procedures, and a stockholder holding Common Stock in street name should contact his, her or its nominee to determine how the Reverse/Forward Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of fewer than 1,000 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name by December 5, 2006 to ensure that you will be considered a holder of record prior to the Effective Date, which is anticipated to be on or after December 13, 2006, the date 20 calendar days after the date this Information Statement is first mailed to our stockholders. A stockholder holding fewer than 1,000 shares of Common Stock in street name who does not transfer shares into a record account by December 5, 2006 may not have his or her shares cashed out in connection with the Reverse/Forward Stock Split. For instance, such stockholder’s shares may not be cashed out if such stockholder’s nominee is a record holder of an aggregate of 1,000 or more shares of Common Stock, holds shares for multiple stockholders in street name and does not provide such beneficial ownership positions by December 5, 2006 to the Exchange Agent.

In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.

Appraisal Rights

No appraisal rights are available under either the Delaware General Corporation Law or our Certificate of Incorporation to any stockholder.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

Completion of the Reverse/Forward Stock Split will require approximately $533,000, which includes approximately $250,000 in insurance, advisory, legal, financial, accounting, printing and other fees and costs related to the transaction. As a result, we will have decreased working capital and borrowing capacity following the Reverse/Forward Stock Split which may have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us. You should read the discussion under the caption “Costs of the Reverse/Forward Stock Split” in this Information Statement for a description of the fees and expenses we expect to incur in connection with the transaction.

On June 13, 2006, the Board approved a Reverse Split ratio of 1-for-1,000 and a Forward Split ratio of 1,000-for-1. The determination of the 1-for-1,000 Reverse Split ratio was based on the Company’s intention to reduce the number of record holders remaining after the Reverse Split to fewer than 300. The resulting estimated cost to cash out these shares was determined to be reasonable in light of the expected benefits from the Reverse/Forward Stock Split. The Company reserved the right not to proceed with the Reverse/Forward Stock Split in the event that it determines that abandoning the Reverse/Forward Stock Split would be in the best interests of the Company.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of paying for shares of those stockholders holding fewer than 1,000 shares pursuant to the Reverse/Forward Stock Split. These costs include a director and officer insurance tail policy which we anticipate purchasing upon termination of our public company status. This tail policy will provide coverage for our current directors and officers in lieu of the existing director and officer insurance.

Legal fees	$100,000
Transfer and exchange agent fees	10,000
Fees and expenses for Imperial Capital fairness opinion	110,000
Printing and mailing costs	10,000
Miscellaneous (including SEC filing fees)	20,000
Total	$250,000

INTERESTS OF CERTAIN PERSONS

We will make no payments to officers and directors in connection with the Reverse/Forward Stock Split. The executive officers and directors immediately prior to the Reverse/Forward Stock Split will be the executive officers and directors of the Company immediately following the transaction. In addition, the Reverse/Forward Stock Split will not constitute a change of control or otherwise trigger any payments under any severance, employment or other agreement with any of our executive officers or directors.

The Company does not presently have any intent to modify the payments or benefits paid to its directors and officers following the Reverse/Forward Stock Split.

L-3 Communications Corp. (“L-3”), one of our principal stockholders, is also a customer of our development services. In the first nine months of fiscal year 2006, sales to L-3 accounted for approximately 1% of our total revenue. For the first nine months of fiscal year 2006, our development project with L-3 had minimal billings and $0.1 million in capitalized costs, resulting in minimal costs in excess of billings. In fiscal year 2005, sales to L-3 accounted for approximately 18.0% of our total revenue. For fiscal year 2005, our development project with L-3 had $1.6 million in billings and $0.9 million in capitalized costs, resulting in $0.7 million in billings in excess of costs. In fiscal year 2004, sales to L-3 accounted for approximately 39.5% of the Company’s total revenue. For fiscal year 2004, L-3 accounted for approximately $0.7 million of the Company’s billings in excess of costs on development projects, which includes capitalized costs of $0.9 million.

The Company is a party to a Voting Agreement dated January 25, 2005 with L-3, certain management stockholders, Investor Growth Capital Limited, Investor Group L.P., BAVP VII, LLP and Miramar Venture Partners, L.P., which provides that in certain matters the Investors, L-3 and certain management stockholders will vote their shares of common stock and Series A-1 Preferred in accordance with the Voting Agreement. Among other things, the parties agree to vote to their shares to elect two designees of Investor Growth Capital and one designee of BAVP to serve as the three directors designated by the holders of the Series A Preferred and Series A-1 Preferred. The parties to the Voting Agreement also agree to vote their shares to elect the designee of L-3 to serve as one of the directors elected by the holders of common stock and to provide for board observation rights for Miramar Venture Partners L.P. The parties also agree that they will vote along with the majority of the holders of Series A 1 Preferred to approve any of the following:

•       a merger or acquisition of the Company (or sale of its assets) with proceeds in excess of $8.00 per share;

•       any future financing to raise equity capital for the Company;

•       an amendment to the Company’s Certificate of Incorporation to permit any director to be removed without cause by the majority of shares entitled to elect the director; and

•       an exchange of stock options whereby all outstanding employee incentive stock options with exercise prices in excess of $3.00 would be exchanged for options with an exercise price at the fair market value of the common stock.

CONDUCT OF THE COMPANY’S BUSINESS
AFTER THE REVERSE/FORWARD STOCK SPLIT

We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Information Statement, the Reverse/Forward Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize management time and cost savings as a result of terminating our public company status. When the Reverse/Forward Stock Split is consummated, all persons owning fewer than 1,000 shares of Common Stock at the effective time of the Reverse/Forward

Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company, and therefore will not participate in our future potential earnings and growth.

When the Reverse/Forward Stock Split is effected, we believe that, based on our stockholder records, approximately 200 holders will remain as holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. Stockholders who currently beneficially own approximately 98.1% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Information Statement. When the Reverse/Forward Stock Split is effected, members of the Board and our executive officers, collectively, will directly beneficially own approximately 4.5% of the outstanding Common Stock compared to approximately 4.4% of the outstanding Common Stock prior to the Effective Date.

We plan, following the consummation of the Reverse/Forward Stock Split, to become a privately held company. The registration of our Common Stock under the Exchange Act will be terminated. In addition, because our Common Stock will no longer be publicly held, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and our officers and directors and stockholders owning more than 10% of Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission, such as Forms 10-KSB, 10-QSB and 8-K. Among other things, the effect of this change will be to enable us to realize management time and cost savings from not having to comply with the requirements of the Exchange Act.

As stated throughout this Information Statement, we believe that there are significant advantages to effecting the Reverse/Forward Stock Split and going private, and we plan to avail ourselves of any opportunities we have as a private company. Although management does not presently have an interest in any transaction nor is management currently in negotiations with respect to any transaction, there is always a possibility that we may enter into an arrangement in the future and our remaining stockholders may receive payment for their shares in any transaction in excess of $2.15 per share.

Other than as described in this Information Statement, neither we nor our management has any current plans or proposals to (i) effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer any material amount of our assets; (iii) to change our Board or management; (iv) to change materially our indebtedness or capitalization; or (v) otherwise to effect any material change in our corporate structure or business.

RECOMMENDATION OF THE BOARD;
FAIRNESS OF THE REVERSE/FORWARD STOCK SPLIT

The Board believes that the Reverse/Forward Stock Split is fair to our unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. The discussion below summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Information Statement under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors—Strategic Alternatives Considered,” “Special Factors—Background of the Reverse/Forward Stock Split” and “Special Factors—Effects of the Reverse/Forward Stock Split.” For the reasons described above under the caption “Fairness of the Reverse/Forward Stock Split to Stockholders—Procedural Fairness to All Stockholders,” the Board also believes that the process by which the transaction has been approved is fair to all unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In consideration of the factors discussed under the captions “Special Factors—Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors—Strategic Alternatives Considered,” “Special Factors—Background of the Reverse/Forward Stock Split,” “Special Factors—Effects of the Reverse/Forward Stock Split” and “Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Information Statement, the Board, including all of the non-employee directors, approved the Reverse/Forward Stock Split by a unanimous vote of the Board on June 13, 2006. In addition, on July 24, 2006, the Company received the written consent of stockholders holding sufficient shares to approve the transaction.

Reservation of Rights

Although the Reverse/Forward Stock Split has been approved by the requisite number of stockholders, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company. The determination of the 1 for 1,000 Reverse Split ratio was based on the Company’s intention to reduce the number of record stockholders remaining after the Reverse Split to fewer than 300. The resulting estimated cost to cash out these shares was determined to be reasonable in light of the expected benefits from the Reverse/Forward Stock Split. The Company reserved the right not to proceed with the Reverse/Forward Stock Split in the event that it determines that abandoning the Reverse/Forward Stock Split would be in the best interests of the Company.

The Board presently believes that the Reverse/Forward Stock Split is in the best interests of the Company, our stockholders being cashed out pursuant to the Reverse/Forward Stock Split and our stockholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split, and thus recommended a vote for the Reverse/Forward Stock Split and the proposed Certificates of Amendment. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Information Statement and the date that the Reverse/Forward Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to our stockholders, a material change in our business or financial condition or litigation affecting our ability to proceed with the Reverse/Forward Stock Split. If the Board decides to withdraw or modify the Reverse/Forward Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations.

FINANCIAL STATEMENTS

The following sets forth certain financial information, including (i) our unaudited consolidated balance sheet at July 1, 2006 and the related unaudited consolidated statements of operations and cash flows for the quarterly periods ended July 1, 2006 and July 2, 2005, respectively and (ii) our audited balance sheet at October 1, 2005 and the related audited consolidated statements of income, stockholders’ equity and cash flows for the years ended October 1, 2005 and October 2, 2004, respectively.

Unaudited Financial Statements

CONSOLIDATED BALANCE SHEET
(in thousands, except share and par value data amount)

ASSETS
Current Assets:
Cash	$8,067
Accounts receivable, net	2,345
Inventories	1,018
Costs in excess of billings for development projects	35
Costs in excess of billings for development projects—related party	41
Prepaid expenses and other	285
Total current assets	11,791
Property, plant and equipment, at cost	23,273
Less-accumulated depreciation	(5,141)
Total property, plant and equipment	18,132
Other assets	464
Total assets	$30,387
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$230
Accounts payable and accrued expenses	1,547
Accrued payroll and benefits	1,310
Billings in excess of costs for development projects	644
Other current liabilities	296
Total current liabilities	4,027
Long-term debt, net	9,449
Other liabilities	—
Preferred stock, $.0001 par value, authorized 2,500,000 shares, Series A redeemable preferred stock, 1,000,000 shares issued and outstanding (aggregate liquidation value of $15,129, including accrued and unpaid dividends of $962)	14,425
Stockholders’ Equity:
Preferred stock, $.0001 par value, authorized 2,500,000 shares, Series A-1 convertible preferred stock, 1,000,000 shares issued and outstanding (aggregate liquidation value of $2,833)	2,614
Common stock, $.0001 par value, 25,000,000 shares authorized, 6,953,880 shares issued at July 1, 2006 and October 1, 2005	1
Paid-in capital	23,141
Accumulated deficit	(23,270)
Total stockholders’ equity	2,486
Total liabilities and stockholders’ equity	$30,387

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended July 1, 2006	Three Months Ended July 2, 2005	Nine Months Ended July 1, 2006	Nine Months Ended July 2, 2005
Net revenue
MEMS and Other	$5,016	$1,727	$16,823	$7,315
Rental Income	150	143	433	411
	5,166	1,870	17,256	7,726
Cost of revenues
MEMS and Other	4,603	2,838	14,849	8,893
Expenses applicable to rental income	22	35	67	105
	4,625	2,873	14,916	8,998
Gross profit (loss)	541	(1,003)	2,340	(1,272)
Research and development expenses	133	33	373	153
Selling, general and administrative expenses	619	443	1,674	1,282
Total operating expenses	752	476	2,047	1,435
Income (loss) from operations	(211)	(1,479)	293	(2,707)
Interest income	93	80	252	128
Interest expense	(144)	(276)	(434)	(857)
Other income, net	8	7	89	23
Other income (expense), net	(43)	(189)	(93)	(706)
Income (loss) before provision for income taxes	(254)	(1,668)	200	(3,413)
Provision for income taxes	5	4	17	16
Net income (loss)	(259)	(1,672)	183	(3,429)
Preferred stock dividends	(241)	(235)	(714)	(409)
Net income (loss) available to common stockholders	$(500)	$(1,907)	$(531)	$(3,838)
Net loss per share:
Loss per common share—basic and diluted	$(0.04)	$(0.15)	$(0.04)	$(0.37)
Weighted average number of common shares outstanding:
Common shares—basic	12,621	12,621	12,621	10,244

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended July 1, 2006	Nine Months Ended July 2, 2005
Cash Flows from Operating Activities:
Net income (loss)	$183	$(3,429)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	765	876
Loss on disposal of property, plant and equipment	—	4
Changes in assets and liabilities:
Accounts receivable, net	(239)	(101)
Inventories	(1,018)	—
Costs in excess of billings on development projects	(7)	(6)
Prepaid expenses and other	240	(224)
Other assets	(53)	(121)
Accounts payable and accrued expenses	920	(178)
Accrued payroll and benefits	306	172
Billings in excess of costs on development projects	(208)	479
Billings in excess of costs on development projects—related party	—	(693)
Other current liabilities	61	(178)
Net cash flows provided by (used in) operating activities	902	(3,399)
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(1,992)	(699)
Net cash flows used in investing activities	(1,992)	(699)
Cash Flows from Financing Activities:
Proceeds from sale of redeemable preferred stock	—	17,000
Proceeds from sale of common stock	—	88
Equity issuance costs	—	(1,322)
Proceeds from loan		9,895
Repayment of debt	(164)	(10,800)
Net cash flows (used in) provided by financing activities	(164)	14,861
Net decrease in cash	(1,254)	10,763
Cash at beginning of period	9,321	429
Cash at end of period	$8,067	$11,192
Supplemental Cash Flow Data:
Interest paid	$419	$857
Income taxes paid	$18	$19
Supplemental disclosure on non-cash financing activity:
Preferred stock dividends	$714	$409

Audited Financial Statements

CONSOLIDATED BALANCE SHEET

(in thousands, except share and par value data amount)

At October 1, 2005
ASSETS
Current assets:
Cash	$9,321
Accounts receivable, net of allowance for doubtful accounts of $34	2,106
Costs in excess of billings on development projects	45
Costs in excess of billings on development projects—related party	24
Prepaid expenses and other	525
Total current assets	12,021
Property, plant and equipment, at cost:
Land	8,750
Buildings	9,451
Manufacturing equipment	3,080
Total property, plant and equipment, at cost	21,281
Less-accumulated depreciation and amortization	(4,376)
Total property, plant and equipment	16,905
Other assets	411
Total assets	$29,337
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$221
Accounts payable	627
Accrued payroll and benefits	1,004
Accrued audit and legal	87
Billings in excess of costs for development projects	852
Other current liabilities	148
Total current liabilities	2,939
Long-term debt	9,622
Other long-term liabilities	48
Preferred stock, $.0001 par value, authorized 2,500,000 shares, Series A redeemable preferred stock, 1,000,000 shares issued and outstanding (aggregate liquidation value of $14,621, including accrued and unpaid dividends of $454)	13,711
Shareholders’ equity:
Preferred stock, $.0001 par value, authorized 2,500,000 shares, Series A-1 convertible preferred stock, 1,000,000 shares issued and outstanding (aggregate liquidation value of $2,833)	2,614
Common stock, $.0001 par value, 25,000,000 shares authorized, 6,953,880 shares issued and outstanding at October 1, 2005	1
Paid-in capital	23,141
Accumulated deficit	(22,739)
Total shareholders’ equity	3,017
Total liabilities and shareholders’ equity	$29,337

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Year Ended	Year Ended
	October 1,	October 2,
	2005	2004
Net revenue
MEMS and Other	$9,745	$9,579
Rental income	553	535
Total	10,298	10,114
Cost of revenues
Cost of MEMS and Other revenue (including stock-based compensation of $47 for the year ended October 2, 2004)	11,967	10,858
Expenses applicable to rental income	140	135
Total	12,107	10,993
Gross loss	(1,809)	(879)
Research and development expenses (including stock-based compensation of $40 for the year ended October 2, 2004)	217	530
Selling, general and administrative expenses (including stock-based compensation of $70 for the year ended October 2, 2004)	1,753	1,790
Loss from operations	(3,779)	(3,199)
Interest income	211	4
Interest expense	(1,005)	(1,159)
Other income, net	31	103
Other expense	(763)	(1,052)
Loss before provision for income taxes	(4,542)	(4,251)
Provision for income taxes	21	13
Net loss	(4,563)	(4,264)
Preferred stock dividends	(643)	—
Net loss available to common stockholders	$(5,206)	$(4,264)
Net loss per share:
Loss per common share—basic and diluted	$(0.48)	$(0.62)
Weighted average number of common shares outstanding:
Common shares—basic and diluted	10,838	6,888

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common Stock		Preferred Stock
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Restricted Stock	Shareholders’ Equity
Balance, September 27, 2003	6,152,498	$1		$—	$19,202	$(13,269)	$(157)	$5,777
Private equity sale	167,000				894			894
Cancellation of shares	(168)							—
Conversion of professional notes payable to common stock	368,113				2,960			2,960
Amortization and deemed issuance of restricted stock	250,000						157	157
Net loss						(4,264)		(4,264)
Balance, October 2, 2004	6,937,443	1		—	23,056	(17,533)	—	5,524
Exercise of warrants to purchase common stock	16,437				85			85
Sale of convertible preferred stock			1,000,000	2,614				2,614
Preferred stock dividends						(643)		(643)
Net loss						(4,563)		(4,563)
Balance, October 1, 2005	6,953,880	$1	1,000,000	$2,614	$23,141	$(22,739)	$—	$3,017

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended	Twelve Months Ended
	October 1, 2005	October 2, 2004
Cash Flows from Operating Activities:
Net loss	$(4,563)	$(4,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,213	1,155
Loss on disposal of property, plant and equipment	4	—
Employee restricted stock amortization	—	157
Induced conversion of professional notes	—	203
Non-cash interest	—	574
Changes in assets and liabilities:
Accounts receivable	(947)	(525)
Accounts receivable—related party	128	308
Costs in excess of billings on development projects	(12)	(33)
Costs in excess of billings on development projects—related party	(24)	—
Prepaid expenses and other	(247)	(6)
Other assets	(118)	155
Accounts payable	(156)	156
Accrued payroll and benefits	428	190
Accrued property taxes	(34)	1
Accrued audit and legal	(46)	79
Billings in excess of costs for development projects	257	289
Billings in excess of costs for development projects—related party	(693)	157
Other current liabilities	(123)	(392)
Other long-term liabilities	(42)	(42)
Net cash used in operating activities	(4,975)	(1,838)
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(943)	(14)
Net cash used in investing activities	(943)	(14)
Cash Flows from Financing Activities:
Proceeds from sale of redeemable preferred stock	17,000	—
Proceeds from sale of common stock	88	894
Equity issuance costs	(1,321)	—
Proceeds from loan	9,895	1,500
Repayment of debt	(10,852)	(2,576)
Net cash provided by (used in) financing activities	14,810	(182)
Net increase (decrease) in cash	8,892	(2,034)
Cash at beginning of year	429	2,463
Cash at end of year	$9,321	$429
Supplemental Cash Flow Data:
Interest paid	$1,000	$1,113
Income taxes paid	$27	$25
Supplemental disclosure on non-cash financing activity:
Conversion of professional notes payable to common stock	$—	$2,757

Other Financial Information

The following pro forma financial information presents the effect on our historical financial position of the Reverse/Forward Stock Split and the cash payments of (i) $2.15 to stockholders who hold fewer than 1,000 shares attributable to the Reverse/Forward Stock Split and (ii) $250,000 in estimated fees and expenses incurred in connection with the Reverse/Forward Stock Split. The unaudited pro forma condensed consolidated balance sheet as of July 1, 2006 reflects the transaction as if it occurred on that balance sheet date. Our book value per share is also as of July 1, 2006, the most recent balance sheet date presented. The unaudited pro forma condensed consolidated statements of operations for the nine months ended July 1, 2006 and year ended October 1, 2005 reflect the Reverse/Forward Stock Split as if it occurred at the beginning of each period. The following does not set forth the ratio of our earnings to fixed charges, because we have no outstanding debt and this ratio is inapplicable in our case.

The unaudited condensed pro forma consolidated balance sheet is not necessarily indicative of what our financial position would have been if the Reverse/Forward Stock Split had been effected on the date indicated, or will be in the future. The information shown on the unaudited condensed pro forma consolidated statements of operations is not necessarily indicative of what our results of operations would have been if the Reverse/Forward Stock Split had been effected during the periods indicated, or will be in the future.

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

	At July 1, 2006	Pro-Forma Adjustments	Pro-Forma July 1, 2006
	(in thousands)s
Balance Sheet
Assets
Cash, cash equivalents and marketable securities	$8,067	$(337)	$7,730
Mortgage loans and other receivables	2,345		2,345
Real estate rental property and inventory held for sale	19,511		19,511
Other assets	464		464
Total Assets	$30,387	$(337)	$30,050
Liabilities and Stockholders’ Equity
Payables, accrued liabilities and deferred revenue	$4,027	$—	4,027
Deferred income taxes	9,449		9,449
Contingencies	14,425		14,425
Stockholders’ equity	2,486	(337)	2,149
Total Liabilities and Stockholders’ Equity	$30,387	$(337)	$30,050

(1)   Effect of Reverse/Forward Stock Split and estimated payments for (i) fractional shares of $283,000 and (ii) transaction costs of $250,000, less $196,000 recorded in the nine months ended July 1, 2006.

	Nine Months Ended July 1, 2006	Pro-Forma Adjustments	Pro-Forma Nine Months Ended July 1, 2006
	(in thousands, except per share amounts)
Statement of Operations
Revenues	$17,256	$	$17,256
Costs of revenues	14,916		14,916
Research and development expenses	373		373
Selling, general and administrative	1,674	54	1,728
Other	93		93
			0
Income before provision for Income Taxes	200	(54)	146
Income Taxes	17		17
Net Income	183	(190)	183
Preferred Stock Dividends	(714)		(714)
Net loss available to common stockholders	(531)	(54)	(585)
Diluted Net Loss Per Share	$(0.04)	$(0.01)	$(0.05)
Weighted Average Shares Outstanding-basic	12,621	12,621	12,621
Book Value Per Share Information
Book value per share as of July 1, 2006	$0.20	$(0.04)	$0.16
Cash consideration per share to be paid for fractional shares upon approval of the Reverse/Forward Stock Split	$2.15	$2.15	$2.15

(1)   Reduction in interest income resulting from use of $533,000 of cash and cash equivalents for fractional shares and transaction costs estimated payments.

(2)   Excludes (i) $196,000  of such funds recorded in the nine months ended July 1, 2006 and (ii) estimated future savings of $125,000 annually.

Pro Forma Condensed Consolidated Year-End Statement of Operations (Unaudited)

	Year Ended October 1, 2005	Pro-Forma Adjustments	Pro-Forma Year Ended October 1, 2005
	(in thousands, except per share amounts)
Statement of Operations
Revenues	$10,298	$	$10,298
Costs of revenues	12,107		12,107
Research and development expenses	217		217
Selling, general and administrative	1,753	250	1,943
Other	763		763
			0
Loss before Provision for Income Taxes	(4,542)	(250)	(4,732)
Provision for Income Taxes	21		21
Net loss	(4,563)	(250)	(4,753)
Preferred Stock Dividends	(643)		(643)
Net loss available to common stockholders	(5,206)	(250)	(5,396)
Diluted Net Income Per Share	$(0.48)	$(0.02)	$(0.45)
Weighted Average Shares Outstanding-basic	10,838	10,838	10,838
Book Value Per Share Information
Book value per share as of October 1, 2005	$0.28	$(0.04)	$0.24
Cash consideration per share to be paid for fractional shares upon approval of the Reverse/Forward Stock Split	$2.15	$2.15	$2.15

(1)          Reduction in interest income resulting from use of $533,000 of cash and cash equivalents for fractional shares and transaction costs estimated payments.

(2)          Excludes estimated future savings of $125,000 annually.

Price Range of Common Stock; Dividends; Trading Volume.

There has been no active trading market for our Common Stock during the past two years. On July 12, 2006 we were informed that our Common Stock had become quoted on the Pink Sheets LLC by a market maker. As of the date of this Information Statement, the Pink Sheets website (www.pinksheets.com) indicates that the only trades occurred during the Company’s fourth fiscal quarter as follows. on July 14, 2006 at $0.35 per share for 900 shares; on September 6, 2006 at $2.25 per share for 500 shares; on September 12, 2006, at $2.50 per share for 500 shares; on September 13, 2006 at $2.50 per share for 1,000 shares; and on October 23, 2006, at $2.50 per share for 175 shares. As of July 24, 2006, there were 6,950,013 outstanding shares of our Common Stock.

We have not declared or paid any dividends during the past two years. In addition, the terms of our Preferred Stock limit our ability to declare or pay dividends without the consent of the holders of the Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 24, 2006, concerning beneficial ownership of our outstanding voting securities held by (i) the only persons known to the Company to be beneficial owners of more than 5% of our outstanding voting securities, (ii) all of our directors, (iii) all of our executive officers required to be included in the table by the Exchange Act and (iv) all of our directors and executive officers as a group. The information provided regarding beneficial ownership of the principal stockholders is based on publicly available filings and, in the absence of such filings, on the shares held of record by such persons. Except as otherwise indicated below and subject to applicable community property laws, each person named in the table has sole voting and sole investment powers with respect to all shares of voting securities shown as beneficially owned by them. Additionally, unless otherwise indicated, the address of each of the named individuals or entities is c/o Innovative Micro Technology, Inc., 75 Robin Hill Road, Goleta, California 93117.

Name	Class of Stock	Number of Shares Beneficially Owned		Percent of Class(1)
Principal Stockholders:
Investor AB	Series A-1	470,588	(2)	47.1%
Arsenalsgaten 8c	Preferred
SE-103 32	Common	2,676,681	(3)	27.8%
Stockholm, Sweden
BA Venture Partners VII, LLC	Series A-1	352,941	(5)	35.3%
950 Tower Lane, Suite 700	Preferred
Foster City, CA 94404	Common	2,010,010	(3)	22.4%
L-3 Communications Corporation	Common	1,919,500	(4)	26.3%
600 Third Avenue
New York, NY 10016
Miramar Venture Partners, L.P.	Series A-1	176,471		17.6%
2101 East Coast Hwy., Ste. 300	Preferred
Corona del Mar, CA 92625	Common	1,000,008	(3)	12.6%
Malayan Banking Berhad	Common	798,477		11.5%
40th Floor, Menara Maybank
100 Jalan Tun Perak
50050 Kuala Lumpur
West Malaysia
RHB Bank Berhad	Common	726,101		10.5%
Tower Two & Three, RHB Centre
Jalan Tun Razak
50400 Kuala Lumpur, Malaysia
AMM-Gordon & Rees	Common	663,470		9.6%
8th Floor Wisma KPMG
Jalan Dungan Damansara Heights
50490 Kuala Lumpur, Malaysia
Southern Bank Berhad	Common	369,304		5.3%
Level 3 Menara Southern Bank
83 Medan Setia 1 Plaza Damansara
Bukit Damansara
50772 Kuala Lumpur, Malaysia
Non-Employee Directors:
Mr. Scott Avila	Common	3,750	(6)(12)	*
Dr. Malcolm Currie	Common	3,750	(6)(12)	*
Dr. Calvin Quate	Common	3,750	(6)(12)	*

Mr. Eric Sigler	Series A-1	352,941	(7)	35.3%
	Preferred
	Common	2,010,010	(3)	22.4%
Mr. Jose Suarez	Series A-1	470,588	(8)	47.1%
	Preferred
	Common	2,676,681	(3)	27.8%
Mr. Barry Waite	Common	10,000	(6)	*
Dr. Jill Wittels	Common	3,750	(6)(12)	*
Executive Officers:
Dr. John S. Foster	Common	171,096	(9)(12)	2.5%
Mr. Peter T. Altavilla	Common	107,820	(10)(12)	1.6%
All Directors and Executive Officers as a Group (9 persons)	Series A-1	823,529		82.4%
	Preferred
	Common	4,990,607	(11)	43%

                 * Less than 1.0%.

       (1) Based on 6,950,013 shares of Common Stock and 1,000,000 shares of Series A 1 Preferred Stock (“Series A 1 Shares”) outstanding on the Record Date. Calculated pursuant to Rule 13d 3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d 3(d)(1), shares that are not outstanding, but that are subject to options, warrants, rights or conversion privileges exercisable on or before September 22, 2006 (60 days after the Record Date), are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed.

       (2) Includes 329,412 Series A 1 Shares owned by Investor Growth Capital Ltd., a Guernsey of the Channel Islands limited partnership (IGCL), and 141,176 Series A 1 Shares owned by Investor Group L.P., a Guernsey of the Channel Islands limited partnership (“IGLP”). Investor AB is the ultimate general partner of IGCL and IGLP and exercises sole voting and investment control over their shares.

       (3) Based on conversion of the Series A 1 Shares, each of which is convertible into 5.6667 shares of Common Stock at the election of the holder as of the Record Date. Includes, as to Mr. Sigler and Mr. Suarez, options, exercisable within 60 days of the Record Date, to purchase 10,000 shares of Common Stock under our 2001 Stock Incentive Plan (the “Stock Plan”).

       (4) Includes warrants to purchase 350,000 shares, which are immediately exercisable.

       (5) Includes 352,941 Series A 1 Shares owned by BAVP VII, L.P. (“BAVP”). BA Venture Partners VII, LLC is the general partner of BAVP and exercises sole voting and investment power over its shares.

       (6) Includes, as to each of Mr. Avila and Drs. Wittels, Currie and Quate, options, exercisable within 60 days of the Record Date, to purchase 3,750 shares of Common Stock under our Stock Plan. Includes, as to Mr. Waite, options, exercisable within 60 days of the Record Date, to purchase 10,000 shares of Common Stock under our Stock Plan.

       (7) Mr. Sigler is a director of BA Venture Partners, an affiliate of BA Venture Partners VII, LLC, and may be deemed to exercise voting or dispositive power over the shares beneficially owned by BA Venture Partners VII, LLC. Mr. Sigler disclaims beneficial ownership of the shares owned by BAVP except to the extent of his indirect pecuniary interest in the shares.

       (8) Mr. Suarez is a Vice President of Investor Growth Capital, Inc., a wholly owned subsidiary of Investor AB, and may be deemed to exercise voting or dispositive power over the shares beneficially owned by Investor AB. Mr. Suarez disclaims beneficial ownership of the shares owned by Investor AB except to the extent of his indirect pecuniary interest in the shares.

       (9) Includes 141,096 shares owned outright by Dr. Foster and options to purchase 30,000 shares exercisable within 60 days of the Record Date.

(10) Includes 99,070 shares owned outright by Mr. Altavilla and options to purchase 8,750 shares exercisable within 60 days of the Record Date.

(11) Includes 240,166 issued shares, options to purchase 83,750 shares exercisable within 60 days of the Record Date and 4,666,691 shares issuable on conversion of Series A-1 Shares.

(12) In the second fiscal quarter of 2005, we offered our employees and directors the opportunity to exchange outstanding stock options issued under our Stock Plan (the “Exchange Offer”) with an exercise price in excess of $0.30 for new options with an exercise price determined on the date they are replaced. Pursuant to the Exchange Offer, we accepted for exchange and cancelled 35,000 options to purchase our Common Stock from each of Mr. Avila, Dr. Currie and Dr. Quate, 27,500 options to purchase our Common Stock from Dr. Wittels, 293,421 options to purchase our Common Stock from Dr. Foster and 196,698 options to purchase our Common Stock from Mr. Altavilla. On October 31, 2005, the first business day that was at least six months and one day following the date of the Exchange Offer, we granted the replacement of 35,000 options to purchase our Common Stock at a price of $0.30 per share for each of Mr. Avila, Dr. Currie and Dr. Quate, 27,500 options to purchase our Common Stock at a price of $0.30 per share to Dr. Wittels, 293,421 options to purchase our Common Stock at a price of $0.30 per share to Dr. Foster and 196,698 options to purchase our Common Stock at a price of $0.30 per share to Mr. Altavilla.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Certificate of Incorporation provides that we will indemnify and hold harmless our directors, officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

In addition, our Certificate of Incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal or state securities or environmental laws.

Dr. Foster, Mr. Altavilla and our directors (other than Mr. Sigler, Mr. Suartz and Mr. Waite) are parties to indemnification agreements with us. These agreements provide, among other things, that we shall (1) indemnify them against certain liabilities that may arise by reason of their status as executive officers or directors provided they acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful; (2) to advance the expenses actually and reasonably incurred as a result of any proceeding against them by third parties or by or in right of the Company, where the indemnitee acted in good faith in a manner the indemnitee believed to be in the best interest of the Company (subject to repayment if it is determined that the indemnitee is not entitled to indemnification); and (3) to make a good faith attempt to obtain directors’ and officers’ insurance. There is no action or proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we filed with the Commission, File No. 1 6635, are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-KSB for the fiscal year ended October 1, 2005 and (ii) the Quarterly Report on Form 10-QSB for the fiscal quarter ended July 1, 2006. We are delivering a copy of each of our latest Annual Report and latest Quarterly Report together with this Information Statement.

All documents and reports that we filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance with the Exchange Act file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549, Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the EDGAR filings obtained through the Commission’s Website (http://www.sec.gov).

By Order of the Board of Directors,
/s/ DR. JOHN S. FOSTER
Dr. John S. Foster Chairman and Chief Executive Officer

Goleta, California

November 16, 2006

Annex A-1

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
INNOVATIVE MICRO TECHNOLOGY, INC.

Innovative Micro Technology, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective at               , Eastern time, on                   , 2006.

THIRD: Article 4 of the Restated Certificate of Incorporation is hereby amended by deleting Section A in its entirety and replacing it with the following:

A. Authorized Capital.   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000, of which 22,500,000 shares shall be common stock (“Common Stock”), par value $0.0001 per share, and 2,500,000 shall be preferred stock (the “Preferred Stock”), par value $0.0001 per share. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to the Certificate of Incorporation adding this sentence, each 1,000 issued shares of Common Stock, par value $0.0001 per share, shall be combined and reclassified into 1 fully-paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Corporation; provided, however, that in lieu of any fractional interests in shares of Common Stock to which any stockholder who would be entitled only to receive such fractional interest would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), the Corporation shall pay in cash for such fractional interest $2.15 per share held by such stockholder immediately prior to the Effective Time such fractions of a share as of the Effective Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this                    day of                  , 2006.

By:
Name:	John Foster
Title:	Chief Executive Officer

A-1

Annex A-2

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
INNOVATIVE MICRO TECHNOLOGY, INC.

Innovative Micro Technology, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and shall become effective at                , Eastern time, on                 , 2006.

THIRD: Article 4 of the Restated Certificate of Incorporation is hereby amended by deleting Section A in its entirety and replacing it with the following:

A. Authorized Capital.   The total number of shares of all classes of stock which the Corporation shall have authority to issue is 25,000,000, of which 22,500,000 shares shall be common stock (“Common Stock”), par value $0.0001 per share, and 2,500,000 shall be preferred stock (the “Preferred Stock”), par value $0.0001 per share. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to the Certificate of Incorporation adding this sentence, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (which shall include each fractional share in excess of 1 share held by any stockholder), shall be subdivided and reclassified into 1,000 fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 1,000 to 1 ratio).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this                   day of                    , 2006.

By:
Name: John Foster
Title: Chief Executive Officer

A-2

Annex B

150 South Rodeo Drive, Suite 100, Beverly Hills, CA 90212
Phone: (310) 246 3700 / (800) 929 2299

June 8, 2006

Special Committee of the Board of Directors of
Innovative Micro Technology, Inc.
75 Robin Hill Road
Goleta, CA 93117

Gentlemen:

We understand that Innovative Micro Technology, Inc. (“IMT” or the “Company”), a Delaware corporation, is contemplating a reverse stock split of the Company’s common stock (the “Transaction”). As a result of the Transaction, each shareholder owning fewer than a pre-designated number of shares immediately before the Transaction will receive from the Company cash consideration for each of such shareholder’s pre-split shares (the “Transaction Consideration”). You have advised us that the purpose of the Transaction is to cash-out the equity interests in IMT of shareholders who, as of the effective date, hold fewer than a pre-designated number of shares of common stock in any discrete account at a price determined to be fair by the Special Committee of the Board of Directors in order to enable IMT to deregister its common stock under the Exchange Act and thus terminate its obligation to file special and periodic reports and make other filings with the SEC.

You have requested our opinion as to a fair value range, from a financial point of view, of the Transaction Consideration to those shareholders receiving the Transaction Consideration (“Opinion”). We express no view with respect to any aspect of the Transaction other than as described in the immediately preceding sentence.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. We have, among other things:

(i)                          Reviewed certain publicly available information that we believe to be relevant to our analysis, including, without limitation, the Company’s annual report on Form 10-K for the fiscal year ended (“FYE”) October 1, 2005, the Company’s quarterly reports on Form 10-Q for the quarter ended December 31, 2005 and April 1, 2006, and the Company’s Form 8-K dated January 25, 2005;

(ii)                      Reviewed certain information filed in connection with the Company’s Chapter 11 bankruptcy case including the plan of Reorganization and the Business Plan Analysis & Valuation Report dated October 19, 2001 (case # 00 10066 RR)

(iii)                  Reviewed certain information including financial forecasts relating to the business, earnings and cash flow of the Company, furnished to us by senior management of IMT dated March 16, 2006;

(iv)                    Reviewed the Company’s projections for calendar year (“CY”) 2006 through 2010 furnished to us by senior management of IMT;

(v)                        Reviewed the Robin Hill Business Park appraisal dated February 2, 2004, prepared by Cushman & Wakefield of California, Inc.;

(vi)                    Reviewed certain publicly available business and financial information relating to IMT that we deemed to be relevant;

B-1

(vii)                Conducted discussions with members of senior management of IMT, as well as members of the Board of Directors, concerning the matters described in clauses (i) through (vi) above, as well as the prospects and strategic objectives of IMT;

(viii)            Compared the financial performance of the Company with those of certain other publicly-traded companies which we deemed comparable with the Company and its securities; and

(ix)                    Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted or have been furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management of IMT as to the future financial performance of the Company. We have also relied upon the assurances of senior management of IMT that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based.

Our Opinion is based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and does not address the fairness of the Transaction Consideration as of any other date. The financial markets in general, and the markets for the securities of the Company in particular, are subject to volatility, and our Opinion does not purport to address potential developments in the financial markets or in the markets for the securities of the Company after the date hereof.

Our Opinion expressed herein has been prepared for the information of the Special Committee of the Board of Directors of the Company in connection with their consideration of the Transaction and may not be used for any other purpose without our prior written consent. Our Opinion does not constitute a recommendation as to any action the Company or any shareholder of the Company should take in connection with the Transaction or any aspect thereof. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of any alternatives discussed by the Special Committee or the Board of Directors of the Company. This Opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent, except that a copy of the Opinion may be reproduced in full and otherwise referred to in the Company’s proxy statement and related filings describing the Transaction.

Based on and subject to the foregoing, we are of the Opinion that, as of the date hereof, Transaction Consideration of $2.08 to $2.74 per share, payable to the shareholders of the Company receiving Transaction Consideration, is fair, from a financial point of view, to such shareholders.

Very truly yours,
/s/ IMPERIAL CAPITAL, LLC
Imperial Capital, LLC

B-2